EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION made as of the twenty-first day of May, 1997, between ZIONS BANCORPORATION ("Zions Bancorp"), a Utah corporation having its principal office in Salt Lake City, Utah, NEVADA STATE BANK, a banking corporation organized under the laws of the State of Nevada ("NS Bank"), SUN STATE CAPITAL CORPORATION (the "Company"), a Nevada corporation having its principal office in Las Vegas, Nevada, and SUN STATE BANK, a banking corporation organized under the laws of the State of Nevada ("SS Bank")

                          W I T N E S S E T H   T H A T:

         WHEREAS, Zions Bancorp is a bank holding company which desires to affiliate with the Company and, in addition, to cause the merger of its subsidiary, NS Bank, with the subsidiary of the Company, SS Bank, with NS Bank to be the resulting banking corporation; and

         WHEREAS, the Board of Directors of the Company has determined that it would be in the best interests of the Company, its shareholders, its customers and those of SS Bank and the areas served by the Company and SS Bank to become affiliated with Zions Bancorp and to cause the merger of SS Bank with and into NS Bank (the "Bank Merger");

         WHEREAS, the respective boards of directors of NS Bank and SS Bank have determined that it would be in the best interests of NS Bank or SS Bank, as the case may be, its shareholders and customers, for NS Bank and SS Bank to merge with each other;

         WHEREAS, the respective Boards of Directors of the Company and Zions Bancorp have agreed to the merger (the "Merger") of the Company with and into Zions Bancorp pursuant to the provisions of section 92A.005 et seq. of the Nevada Revised Statutes and section 16-10a-1101 et seq. of the Utah Business Corporation Act; and to cause the Bank Merger pursuant to the provisions of section 666.015 et seq. of the Nevada Revised Statutes and section 92A.005 et seq. of the Nevada Revised Statutes; and

         WHEREAS, the parties intend that the Merger and the Bank Merger qualify as one or more tax-free reorganizations under section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of these premises and the mutual agreements hereinafter set forth, the parties agree as follows:

1.       Combinations.

         1.1.  Form of Combinations.

               (a) Zions Bancorp and the Company will execute a merger agreement (the "Merger Agreement") substantially in the form of Exhibit I annexed hereto. Subject to the provisions of the Merger Agreement, the Company will be merged with and into Zions Bancorp (the "Merger"), and Zions Bancorp shall be the surviving corporation. The shares of 1992 Series Preferred Stock of the Company (the "Company Preferred Stock") and the shares of common stock of the Company (the "Company Common Stock") shall be canceled and immediately converted into the right to receive, subject to the terms, conditions, and limitations set forth herein, such consideration as is respectively provided in section 1.2(b)(i) and 1.2(b)(ii) hereof.

               (b) Zions Bancorp and the Company will respectively cause NS Bank and SS Bank to execute a merger agreement (the "Bank Merger Agreement") substantially in the form of Exhibit II annexed hereto. Immediately following the effectiveness of the Merger, and subject to the provisions of the Bank Merger Agreement, SS Bank will be merged with and into NS Bank (the "Bank Merger"), and NS Bank shall be the surviving banking corporation. The shares of common stock of SS Bank shall be canceled.

         1.2.  Consideration for Merger.

               (a) Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth in this Subparagraph (a). Additional terms may be defined elsewhere herein.

                  (i) Average Closing Price. The average (rounded to the nearest penny) of each Daily Sales Price over the Pricing Period.

                  (ii) Daily Sales Price. For any trading day, the last reported sale price or, if no such reported sale takes place, the mean (unrounded) of the closing bid and asked prices of Zions Bancorp Stock in the over-the-counter market as such prices are reported by the automated quotation system of the National Association of Securities Dealers, Inc., or in the absence thereof by such other source upon which Zions Bancorp and the Company shall mutually agree.

                  (iii) Dissenting Shares. The shares of Company Common Stock held by those shareholders of the Company who have timely and properly exercised their dissenters' rights in accordance with all applicable laws (the "Appraisal Laws").

                  (iv) Pricing Period. The twenty consecutive trading days ending on and including the fifth trading day preceding the Effective Date, except that if prior to the fifth trading day preceding the Effective Date Zions Bancorp shall have publicly announced its entry into a definitive agreement providing for a change in control (which for purposes of this paragraph means a sale of more than 50 percent of the voting stock of Zions Bancorp to an unaffiliated person, or a sale of more than 50 percent of the voting stock of Zions First National Bank ("Zions Bank") to an unaffiliated person, or a merger or consolidation or a sale of all or substantially all of the assets of Zions Bancorp or Zions Bank with or to an unaffiliated person in a transaction in which individuals who constitute the board of directors of Zions Bancorp or Zions Bank, as the case may be, prior to the transaction cease to constitute at least a majority thereof following the transaction), then the Pricing Period shall be the twenty consecutive trading days ending on and including the trading day preceding such public announcement.

                  (v) Purchase Price. The sum of the amounts described in subsections (A) through (E) of this section 1.2(a)(v), reduced by the amounts described in subsections (F) through (H) of this section 1.2(a)(v).

                  (A) Base Purchase Price. $37,000,000.

                  (B) Earn-Out. The consolidated net undistributed income of the Company during the period beginning on May 1, 1997 and ending on the close of business on the last day of the calendar month preceding the effective date of the Merger (the "Effective Date"), calculated in accordance with generally accepted accounting principles. For the purpose of calculating consolidated net undistributed income of the Company, (I) the effect of any undistributed gain, net of taxes, derived from activities or transactions which are not in the ordinary course of its banking operations (such as, without limitation, the sale of securities or loans, of capital assets, or of lines of business), all of which shall be determined in accordance with generally accepted accounting principles, shall be excluded except as mutually agreed by the parties hereto; and (II) any loss, net of taxes, resulting from operating transactions recommended by the Company to Zions Bancorp as likely to produce economic benefits to the Company and approved in writing by Zions Bancorp prior to their effectuation shall be excluded. It is understood that the amount calculated under this section 1.2(a)(v)(B) may be a negative number and that the effect of summing such a negative number would be a reduction in the Purchase Price.

                  (C) Prorated Earn-Out. The product of the daily average of the consolidated net undistributed income of the Company during the period and calculated in the manner prescribed in section 1.2(a)(v)(B) hereof (first reduced, however, solely for purposes of performing calculations under this section 1.2(a)(v)(C), by the expenses of the Company between May 1, 1997 and the close of business on the last day of the calendar month preceding the Effective Date (net of any applicable tax benefit or expense) with respect to (I) attorneys, accountants, investment bankers, consultants, brokers and finders, and other third parties who have or will have rendered services to the Company or SS Bank in connection with the Merger, and (II) Third Party Termination Costs, which for purposes of this Agreement mean damages, penalties, liquidated damages, termination fees, break-up fees, topping fees, expense-reimbursement provisions, repurchases of stock options, fees in settlement of actual or threatened litigation, and other similar costs and related expenses incurred to resolve outstanding claims or relationships with any party other than Zions Bancorp and NS Bank in connection with a potential change in control) times the number of days in the month of the Effective Date which precede the Effective Date. It is understood that the amount calculated under this section 1.2(a)(v)(C) may be a negative number and that the effect of summing such a negative number would be a reduction in the Purchase Price.

                  (D) Option-Exercise Proceeds. The aggregate contributions to capital of the Company caused by the payments accompanying the exercise of any stock options after April 30, 1997.

                  (E) Proceeds of Sale of Treasury Shares. The proceeds to the Company of sales of shares out of the treasury after April 30, 1997, net of the cost to the Company of purchases of shares into the treasury after April 30, 1997. It is understood that the amount calculated under this section

1.2(a)(v)(E) may be a negative number and that the effect of summing such a negative number would be a reduction in the Purchase Price.

                  (F) Reduction for Extraordinary Dividends. The excess of the dividends and distributions declared or paid by the Company with respect to all classes of its capital stock between January 1, 1997 and April 30, 1997 over the dividends and distributions that are customarily paid by the Company to holders of all classes of its capital stock during the January 1-April 30 period. It is understood that the amount calculated under this section 1.2(a)(v)(F) may be a negative number and that the effect of reducing the Purchase Price by such a negative number would be an increase in the Purchase Price.

                  (G) Reduction for Transaction Fees. The consolidated net after-tax expenses of the Company between January 1, 1997 and April 30, 1997 with respect to attorneys, accountants, investment bankers, consultants, brokers and finders, and other third parties who have or will have rendered services to the Company or SS Bank in connection with any potential change in control (which for purposes of this paragraph, paragraph (H) immediately below, and section 7.10(f) of this Agreement means a potential sale of more than 50 percent of the voting stock of the Company to an unaffiliated person, or a potential sale of more than 50 percent of the voting stock of SS Bank to an unaffiliated person, or a potential merger or consolidation or a potential sale of all or substantially all of the assets of the Company or SS Bank with or to an unaffiliated person in a transaction in which individuals who constitute the board of directors of the Company or SS Bank, as the case may be, prior to the transaction would cease to constitute at least a majority thereof following the transaction), including, without limitation, the Merger and the Bank Merger.

                  (H) Reduction for Third Party Termination Costs. The consolidated expenses of the Company between January 1, 1997 and April 30, 1997 with respect to Third Party Termination Costs, without the accrual of any offsetting income tax benefit unless the accrual of such income tax benefit is concurred in by Zions Bancorp, which concurrence will not be unreasonably withheld.

                  (vi) Zions Bancorp Stock. The common stock of Zions Bancorp, no par value.

               (b) Form of Consideration. Subject to the terms, conditions, and limitations set forth herein, upon surrender of his or her certificate or certificates in accordance with Section 1.1 hereof:

                  (i) Holders of Company Preferred Stock. Each holder of shares of Company Preferred Stock shall be entitled to receive, in exchange for each share of Company Preferred Stock held of record by such stockholder as of the Effective Date, at his or her election except as provided herein one of the following, or a combination of Zions Bancorp Stock and cash determined in accordance with section 1.3:

                  (A) that number of shares of Zions Bancorp Stock calculated by dividing $110 plus accrued and unpaid dividends on one share of Company Preferred Stock by the Average Closing Price (the "Preferred Stock Consideration"); or

                  (B) $110 per share plus accrued and unpaid dividends on one share of Company Preferred Stock (the "Preferred Cash Consideration").

                  (ii) Holders of Company Common Stock. Each holder of shares of Company Common Stock shall be entitled to receive, in exchange for each share of Company Common Stock held of record by such stockholder as of the Effective Date, at his or her election except as provided herein one of the following, or a combination of Zions Bancorp Stock and cash determined in accordance with section 1.3:

                  (A) that number of shares of Zions Bancorp Stock calculated by dividing the Purchase Price by the Average Closing Price, and by further dividing the number so reached by the number of shares of Company Common Stock that shall be issued and outstanding at the Effective Date (the "Common Stock Consideration"); or

                  (B) that amount of cash calculated by dividing the Purchase Price by the number of shares of Company Common Stock that shall be issued and outstanding at the Effective Date (the "Common Cash Consideration").

         1.3.  Elections.

               (a) Certain Definitions.

                  (i) Stock Consideration. Preferred Stock Consideration and Common Stock Consideration are referred to collectively in this Agreement as "Stock Consideration."

                  (ii) Cash Consideration. Preferred Cash Consideration and Common Cash Consideration are referred to collectively in this Agreement as "Cash Consideration."

                  (iii) Company Stock. Company Preferred Stock and Company Common Stock are referred to collectively in this Agreement as "Company Stock."

               (b) Entitlement to Elect. Subject to the election and allocation procedures set forth in this section, each holder of Company Stock (other than holders of dissenting shares) will be entitled, with respect to each share of Company Stock held by such holder, to (i) elect to receive the Stock Consideration (a "Stock Election"), or (ii) elect to receive the Cash Consideration (a "Cash Election"), or (iii) indicate that such holder has no preference as between receipt of the Stock Consideration and receipt of the Cash Consideration (a "Non-Election"). With respect to each share of Company Preferred Stock covered by a Non-Election, a Cash Election shall be deemed to have been made by the holder of such share.

               (c) Cash Election Number. The number of shares of Company Common Stock to be converted into the right to receive the Cash Consideration in the Merger shall be no greater than (i) 49 percent of the sum of (A) the number of shares of Company Common Stock issued and outstanding or held in the Company's treasury immediately prior to the Effective Time and (B) the product of a fraction, the numerator of which is the Preferred Cash Consideration and the denominator of which is the Common Cash Consideration (such fraction the "Preferred/Common Conversion Factor"), times the number of shares of Company

Preferred Stock issued and outstanding or held in the Company's treasury immediately prior to the Effective Time, less (ii) the sum of (A) the Dissenting Shares and (B) the quotient computed by dividing the aggregate amount of cash to be received by holders of Company Preferred Stock pursuant to section 1.2(b)(i) of this Agreement by the Common Cash Consideration and (C) the quotient computed by dividing the aggregate amount of cash to be received by each shareholder of the Company pursuant to Section 1.4 hereof by the Common Cash Consideration. The maximum number of shares of Company Common Stock to be converted into the right to receive the Cash Consideration, as calculated pursuant to this paragraph, is referred to in this Agreement as the "Cash Election Number."

                  (d) Election -Adjustments. If the aggregate number of shares of Company Common Stock covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, (i) all shares of Company Common Stock covered by Stock Elections (the "Stock Election Shares") and all shares of Company Common Stock covered by Non-Elections (the "Non-Election Shares") shall be converted into the right to receive the Stock Consideration, and (ii) all Cash Election Shares shall be converted into the right to receive Zions Bancorp Stock and cash in the following manner: each Cash Election Share shall be converted into the right to receive (A) an amount in cash, without interest, equal to the product of (1) the Common Cash Consideration and (2) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (B) a number of shares of Zions Bancorp Stock equal to the product of (1) the Common Stock Consideration and (2) a fraction equal to one minus the Cash Fraction.

                  (e) Non-Election Adjustments. In the event that Section 1.3(d) of this Agreement is not applicable, all Cash Election Shares and all shares of Company Preferred Stock covered by Non-Elections shall be converted into the right to receive the Common Cash Consideration and Preferred Cash Consideration, respectively, all Stock Election Shares shall be converted into the right to receive the Stock Consideration, and the Non-Election Shares, if any, shall be converted into the right to receive (i) if the aggregate number of Cash Election Shares and Non-Election Shares does not exceed the Cash Election Number, Common Cash Consideration for each Non-Election Share and (ii) if such aggregate number does exceed the Cash Election Number, Zions Bancorp Stock and cash in the following manner: each Non-Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Common Cash Consideration and (y) a fraction (the "Non-Election Fraction"), the numerator of which shall be the excess of (A) the Cash Election Number over (B) the total number of Cash Election Shares and the denominator of which shall be the total number of Non- Election Shares and (ii) a number of shares of Zions Bancorp Stock equal to the product of (x) the Common Stock Consideration and (y) a fraction equal to one minus the Non-Election Fraction.

                  (f) Adjustments Relating to Tax Opinions. If the tax opinion referred to in section 3.4 of this Agreement cannot be rendered (as reasonably determined by the person that is to render such opinion and reasonably concurred in by Duane, Morris & Heckscher), as a result of the Merger potentially failing to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code, then Zions Bancorp shall decrease the Cash Election Number to the minimum extent necessary to enable the relevant tax opinion or opinions, as the case may be, to be rendered.

                  (g) Exercise of Election.

                      (i) All Cash Elections, Stock Elections, and Non-Elections shall be made on a form designed for that purpose by the Exchange Agent designated in section 1.6 of this Agreement (a "Form of Election") and mailed to holders of record of shares of Company Stock as of the record date for the meeting at which the shareholders of the Company meet to approve, ratify, and confirm the transactions contemplated by this Agreement or such other date as Zions Bancorp and the Company shall mutually agree (the "Election Form Record Date"). Zions Bancorp and the Company shall make available one or more Forms of Election as may be reasonably requested by all persons who become holders or beneficial owners of Company Stock between the Election Form Record Date and the close of business on the day prior to the Election Deadline.

                      (ii) Elections shall be made by holders of Company Stock by mailing to the Exchange Agent a Form of Election. Any holder of Company Stock may allocate his or her Company Stock among Cash Election Shares, Stock Election Shares, and Non-Election Shares as he or she sees fit, that is, by electing to allocate all to one category or by dividing his or her Company Stock among more than one category, provided that if the sum of the shares of any holder as to which Cash Elections, Stock Elections, and Non-Elections are made exceed the total number of shares held by that holder, the Exchange Agent shall consider all the elections submitted by that holder to have been not properly made and, accordingly, subject to the procedures set forth in section 1.3(i).

                      (iii) To be effective, a Form of Election must be properly completed, signed, and submitted to the Exchange Agent; and the Exchange Agent must also have received, no later than the Election Deadline, the certificates representing the shares of Company Stock as to which the election is being made (or an appropriate guarantee of delivery by an appropriate trust company in the United States or a member of a registered national securities exchange or the National Association of Securities Dealers, Inc.).

                      (iv) The Exchange Agent will have the discretion to reasonably determine whether Forms of Election have been properly completed, signed, and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of the Exchange Agent in such matters shall be conclusive and binding. Zions Bancorp will not be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent, but the Exchange Agent shall use commercially reasonable efforts to notify a holder of any such defect.

                      (v) The Exchange Agent shall make all computations contemplated by this Section 1.3, and all computations shall be conclusive and binding on the holders of Company Stock.

                  (h) Election Deadline. A Form of Election must be received by the Exchange Agent by the close of business on the tenth business day following the Closing Date (the "Election Deadline") in order to be effective. Any holder of Company Stock who has made an election by submitting a Form of Election to the Exchange Agent may at any time prior to the Election Deadline change his or her election by submitting a revised Form of Election, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline. Any holder of Company Stock may at any time prior to the Election Deadline revoke his or her election and withdraw his or her certificates deposited with the Exchange Agent by written notice to the Exchange Agent received by the close of business on the day prior to the Election Deadline. As soon as practicable after the Election Deadline, the Exchange Agent shall determine the allocation of the cash portion of the Merger Consideration and the stock portion of the Merger Consideration and shall notify Zions Bancorp of its determination.

                  (i) Deemed Non-Election. For the purposes hereof, a holder of Company Common Stock (including a holder of Dissenting Shares who shall have failed to perfect, or shall have effectively withdrawn or lost, his or her right to dissent from the Merger under the Appraisal Laws) who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline shall be deemed to have made a Non-Election. If the Exchange Agent shall determine that any purported Cash Election or Stock Election was not properly made, such purported Cash Election or Stock Election shall be deemed to be of no force and effect and the shareholder making such purported Cash Election or Stock Election shall for purposes hereof be deemed to have made a Non-Election.

           1.4. No Fractional Shares. Zions Bancorp will not issue fractional shares of Zions Bancorp Stock. In lieu of fractional shares of Zions Bancorp Stock, if any, each shareholder of the Company who is entitled to a fractional share of Zions Bancorp Stock shall receive an amount of cash equal to the product of such fraction times the Average Closing Price. Such fractional share interest shall not include the right to vote or to receive dividends or any interest thereon.

           1.5. Dividends; Interest. No shareholder of the Company will be entitled to receive dividends on his or her Zions Bancorp Stock until he or she exchanges his or her certificates representing Company Stock for Zions Bancorp Stock. Any dividends declared on Zions Bancorp Stock (which stock is to be delivered pursuant to this Agreement) to holders of record on or after the Effective Date shall be paid to the Exchange Agent (as designated in Section 1.6 of this Agreement) and, upon receipt of the certificates representing shares of Company Stock, the Exchange Agent shall forward to the former shareholders entitled to receive Zions Bancorp Stock (i) certificates representing their shares of Zions Bancorp Stock, (ii) dividends declared thereon subsequent to the Effective Date (without interest) and (iii) the cash value of any fractional shares determined in accordance with Section 1.4 hereof.

           1.6. Designation of Exchange Agent. The Company and Zions Bancorp hereby designate Zions Bank as Exchange Agent to effect the exchange contemplated hereby. Zions Bancorp will, promptly after the Election Deadline, issue and deliver to Zions Bank the share certificates representing shares of Zions Bancorp Stock and the cash to be paid to holders of Company Stock in accordance with this Agreement.

           1.7. Notice of Exchange. Promptly after the Effective Date, Zions Bank shall mail to each holder of one or more certificates formerly representing Company Stock, except to such holders as shall have waived the notice required by this Section 1.7, a notice specifying the Effective Date and notifying such holder to surrender his or her certificate or certificates to Zions Bank for exchange. Such notice shall be mailed to holders by regular mail at their addresses on the records of the Company.

           1.8. Treatment of Stock Options. Each stock option to purchase Company Common Stock not exercised prior to the Effective Date shall automatically be canceled on and as of the Effective Date.

           1.9 Voting Agreements. Simultaneously herewith, each person listed on
Schedule 1.9 hereof shall enter into an agreement with Zions Bancorp, substantially in form and substance as that set forth as Exhibit III attached hereto, in which he or she agrees to vote all shares of the Company which may be voted, or whose vote may be directed, by him or her, in favor of the transactions contemplated by this Agreement at the meeting of shareholders at which such transaction shall be considered.

           1.10. Employee Benefits. If any employee of the Company or of SS Bank becomes a participant in any employment benefit plan, practice, or policy of Zions Bancorp, such employee shall be given credit under such plan, practice, or policy for all service prior to the Effective Date with the Company or SS Bank for purposes of eligibility and vesting, but not for benefit accrual purposes, for which such service is taken into account or recognized, provided that there be no duplication of such benefits as are provided under any employee benefit plans, practices, or policies of the Company or SS Bank that continue in effect following the Effective Date.

2.         Effective Date.

           The Effective Date shall be the date which is the latest of:

           2.1. Shareholder Approval. The date following the day upon which the shareholders of the Company approve, ratify, and confirm the transactions contemplated by this Agreement; or

           2.2. Bank Shareholder Approval. The date following the day upon which the shareholder of SS Bank approves, ratifies, and confirms the Bank Merger; or

           2.3. Federal Reserve Approval. The first to occur of (a) the date thirty days following the date of the order of the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of San Francisco acting pursuant to authority delegated to it by the Board of Governors of the Federal Reserve System (collectively, the "Board of Governors") approving the Merger, or
(b) if, pursuant to section 321(a) of the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act"), the Board of Governors shall have prescribed a shorter period of time with the concurrence of the Attorney General of the United States, the date on which such shorter period of time shall elapse, or (c) the date ten days following the date on which the Board of Governors indicates its waiver of jurisdiction over the Merger; or

           2.4. FDIC Approval. The first to occur of (a) the date thirty days following the date of the order of the Federal Deposit Insurance Corporation (the "FDIC") approving the Bank Merger, or (b) if, pursuant to section 321(b) of the Riegle Act, the FDIC shall have prescribed a shorter period of time with the concurrence of the Attorney General of the United States, the date on which such shorter period of time shall elapse; or

           2.5. Utah Commissioner Approval. If such an order shall be required by law, the date ten days following the date of the order of the Commissioner of Financial Institutions of the State of Utah (the "Utah Commissioner") approving the transactions contemplated by this Agreement; or

           2.6. Nevada Commissioner Approval. The date ten days following the date of the order of the Commissioner of Financial Institutions of the State of Nevada (the "Nevada Commissioner") approving the transactions contemplated by this Agreement; or

           2.7. Other Regulatory Approvals. The date upon which any other material order, approval, or consent of a federal or state regulator of financial institutions or financial institution holding companies authorizing consummation of the transactions contemplated by this Agreement is obtained or any waiting period mandated by such order, approval, or consent has run; or

           2.8. Expiration of Stays. Ten days after any stay of the approvals of any of the Board of Governors, the FDIC, the Utah Commissioner, or the Nevada Commissioner of the transactions contemplated by this Agreement or any injunction against closing of said transactions is lifted, discharged, or dismissed; or

           2.9. Mutual Agreement. Such other date as shall be mutually agreed to by Zions Bancorp and the Company.


3.         Conditions Precedent to Performance of Obligations of the Parties.

           The obligations of Zions Bancorp and the Company to consummate the Merger and the obligations of NS Bank and SS Bank to consummate the Bank Merger shall be subject to the conditions that on or before the Effective Date:

           3.1. Regulatory Approvals. Orders, consents, and approvals, in form and substance reasonably satisfactory to Zions Bancorp and the Company, shall have been entered by the requisite governmental authorities, granting the authority necessary for consummation of the transactions contemplated by this Agreement and the operation by Zions Bancorp of the business of the Company, the business of SS Bank, and each of the branches of SS Bank, pursuant to the provisions of applicable law; and all other requirements prescribed by law or by the rules and regulations of any other regulatory authority having jurisdiction over such transactions shall have been satisfied.

           3.2. Absence of Litigation. No action, suit, or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin, or prohibit the Merger or the Bank Merger, or which would reasonably be expected to restrict materially the operation of the business of the Company or that of SS Bank or the exercise of any rights with respect thereto or to subject either of the parties hereto or any of their subsidiaries, directors, or officers to any liability, fine, forfeiture, divestiture, or penalty on the ground that the transactions contemplated hereby, the parties hereto, or their subsidiaries, directors, or officers have breached or will breach any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby and with respect to which the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit, or proceeding raises substantial questions of law or fact which could reasonably be decided materially adversely to either party hereto or its subsidiaries, directors, or officers.

           3.3.  Registration Statement.

                  (a) Effectiveness. The registration statement to be filed by Zions Bancorp with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 (the "Securities Act") in connection with the registration of the shares of Zions Bancorp Stock to be used as consideration in connection with the Merger (the "Registration Statement") shall have become effective under that Act, and Zions Bancorp shall have received all required state securities laws or "blue sky" permits and other required authorizations or confirmations of the availability of exemptions from registration requirements necessary to issue Zions Bancorp Stock in the Merger.

                  (b) Absence of Stop-Order. Neither the Registration Statement nor any such required permit, authorization, or confirmation shall be subject to a stop-order or threatened stop-order by the SEC or any state securities authority.

           3.4. Federal Income Taxation. Zions Bancorp and the Company shall have received a written opinion of Rothgerber, Appel, Powers & Johnson LLP, or of McGladrey & Pullen, LLP, or of another firm mutually agreeable to Zions Bancorp and the Company, applying existing law, that the reorganization contemplated by this Agreement shall qualify as one or more reorganizations under section 368(a)(1) of the Code and the regulations and rulings promulgated thereunder.

           3.5. Adverse Legislation. Subsequent to the date of this Agreement no legislation shall have been enacted and no regulation or other governmental requirement shall have been adopted or imposed that renders or will render consummation of any of the material transactions contemplated by this Agreement impossible.


4. Conditions Precedent to Performance of the Obligations of Zions Bancorp and NS Bank.

           The obligations of Zions Bancorp and NS Bank hereunder are subject to the satisfaction, on or prior to the Effective Date, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Zions Bancorp in writing unless not so permitted by law:

           4.1.  Approval by Shareholders of the Company and SS Bank.

                  (a) The shareholders of the Company, acting pursuant to a proxy statement in form and substance satisfactory to Zions Bancorp and its counsel, shall have authorized, ratified, and confirmed the Merger by not less than the requisite percentage of the outstanding voting stock of each class of the Company, in accordance with the applicable laws of the State of Nevada.

                  (b) The shareholders of SS Bank shall have authorized, ratified, and confirmed the Bank Merger by not less than the requisite percentage of the outstanding voting stock of each class of SS Bank, in accordance with the applicable laws of the State of Nevada.

           4.2. Representations and Warranties; Performance of Obligations. All representations and warranties of the Company and SS Bank contained in this Agreement shall be true and correct in all material respects as of the Effective Date with the same effect as if such representations and warranties had been made or given at and as of such date, except that representatives and warranties of the Company or SS Bank contained in this Agreement which specifically relate to an earlier date shall be true and correct in all material respects as of such earlier date. All covenants and obligations to be performed or met by the Company or SS Bank on or prior to the Effective Date shall have been so performed or met. On the Effective Date, the president and chief executive officer and the chief financial officer of each of the Company and SS Bank shall deliver to Zions Bancorp a certificate to that effect. The delivery of such officers' certificate shall in no way diminish the warranties, representations, covenants, and obligations of the Company and SS Bank made in this Agreement.

           4.3. Opinion of Company Counsel. Zions Bancorp shall have received a favorable opinion from Rothgerber, Appel, Powers & Johnson LLP, dated the Effective Date, substantially in form and substance as that set forth as Exhibit IV attached hereto.

           4.4. Opinion of Company Litigation Counsel. Zions Bancorp shall have received a favorable opinion from legal counsel handling litigation matters for the Company and SS Bank dated the Effective Date, substantially in form and substance as that set forth as Exhibit V attached hereto.

           4.5. Delivery of Branch Authorizations. The Company shall have delivered to Zions Bancorp originals or certified copies of all of the regulatory authorizations entitling SS Bank to operate each of its branch offices, together with a certification by the president and chief executive officer and the chief financial officer of SS Bank dated the Effective Date, certifying that such branch certificates have not been revoked or threatened to be revoked and that such certificates are in full force and effect.

           4.6.  No Adverse Developments.

                   (a) During the period from December 31, 1996 to the Effective Date, (i) there shall not have been any material adverse change in the financial position or results of operations of the Company or SS Bank taken as a whole, nor shall the Company or SS Bank have sustained any material loss or damage to its properties, whether or not insured, which materially affects its ability to conduct its business; and (ii) none of the events described in clauses (a) through (f) of Section 6.16 of this Agreement shall have occurred, and each of the practices and conditions described in clauses (x) through (z) of that section shall have been maintained.

                   (b) As of the Effective Date, except as adjusted to account for issuances of Company Common Stock pursuant to the exercise of options described in section 6.9 of this Agreement and the resale by the Company of shares of Company Common Stock held in the treasury on the date of this Agreement consistent with section 7.4(b) of this Agreement, the capital structure of the Company and the capital structure of SS Bank shall be as stated in section 6.9.

                  (c) As of the Effective Date, other than liabilities incurred in the ordinary course of business subsequent to December 31, 1996, there shall be no liabilities of the Company or SS Bank which are material to the Company on a consolidated basis which were not reflected on the consolidated statement of condition of the Company as of December 31, 1996 or in the related notes to the consolidated statement of condition of the Company as of December 31, 1996.

                  (d) No adverse action shall have been instituted or threatened by any governmental authority, or referred by a governmental authority to another governmental authority, for the enforcement or assessment of penalties for the violation of any laws of regulations relating to equal credit opportunity, fair housing, or fair lending.

                  (e) Zions Bancorp shall have received a certificate dated the Effective Date, signed by the chairman and president and the chief financial officer of the Company and the chairman and president and the chief financial officer of SS Bank, certifying to the matters set forth in paragraphs (a), (b),
(c), and (d) of this section 4.6. The delivery of such officers' certificate shall in no way diminish the warranties and representations of the Company or those of SS Bank made in this Agreement.

           4.7. Consolidated Net Worth. On and as of the Effective Date, the consolidated net worth of the Company as determined in accordance with generally accepted accounting principles shall not be less than the sum of (a) $12,649,648, (b) the amount of the quarterly cash dividend of the Company to holders of its common stock that, pursuant to the historical practice of the Company, would have been paid with respect to the first quarter 1997 had its declaration not been forgone by the directors of the Company; (c) the aggregate contributions to capital caused by the payments accompanying the exercise of any stock options on or after December 31, 1996, and (d) the proceeds of the resale by the Company of shares of Company Common Stock subscribed for or held in the treasury on the date of this Agreement consistent with section 7.4(b) of this Agreement.

           4.8. Loan Loss Reserve. On and as of the Effective Date, the aggregate reserve for loan losses of SS Bank as determined in accordance with generally accepted accounting principles shall not be less than $1,865,790.

           4.9. CRA Rating. The CRA rating of SS Bank shall be no lower than "satisfactory."

           4.10. Termination of EDS Contract. The Company and SS Bank shall have terminated the contract with EDS for data processing services, such termination to have been carried out in a manner consistent with the objectives of section 11.2(b) of this Agreement and to be effective no later than the Effective Date.

           4.11. Employment Agreement. John Dedolph shall have entered into an employment agreement with NS Bank substantially in form and substance as that set forth as Exhibit VI attached hereto.


5.         Conditions Precedent to Performance of Obligations of the Company and
           SS Bank.

           The obligations of the Company and SS Bank hereunder are subject to the satisfaction, on or prior to the Effective Date, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by the Company in writing unless not so permitted by law:

           5.1. Approval by Shareholders of NS Bank. The shareholders of NS Bank shall have authorized, ratified, and confirmed the Bank Merger by not less than the requisite percentage of the outstanding voting stock of each class of NS Bank, in accordance with the applicable laws of the State of Nevada.

           5.2. Representations and Warranties; Performance of Obligations. All representations and warranties of Zions Bancorp and NS Bank contained in this Agreement shall be true and correct in all material respects as of the Effective Date with the same effect as if such representations and warranties had been made or given at and as of such date, except that representations and warranties of Zions Bancorp and NS Bank contained in this Agreement which specifically relate to an earlier date shall be true and correct in all material respects as of such earlier date. All covenants and obligations to be performed or met by Zions Bancorp or NS Bank on or prior to the Effective Date shall have been so performed or met. On the Effective Date, either the Chairman of the Board or the President of Zions Bancorp and either the Chairman of the Board or the President of NS Bank shall deliver to the Company a certificate to that effect. The delivery of such officer's certificate shall in no way diminish the warranties, representations, covenants, and obligations of Zions Bancorp and NS Bank made in this Agreement.

           5.3. Opinion of Zions Bancorp Counsel. The Company shall have received a favorable opinion of Duane, Morris & Heckscher, dated the Effective Date, substantially in form and substance as that set forth as Exhibit VII attached hereto.

           5.4. No Adverse Developments. During the period from December 31, 1996 to the Effective Date, there shall not have been any material adverse change in the financial position or results of operations of Zions Bancorp nor shall Zions Bancorp have sustained any material loss or damage to its properties, whether or not insured, which materially affects its ability to conduct its business; and the Company shall have received a certificate dated the Effective Date signed by either the Chairman of the Board or the President of Zions Bancorp to the foregoing effect. The delivery of such officer's certificate shall in no way diminish the warranties and representations of Zions Bancorp or those of NS Bank made in this Agreement.

           5.5. Status of Zions Bancorp Stock. Zions Bancorp Stock shall be listed on the National Association of Securities Dealers' Automated Quotation System (or else shall become listed on a national securities exchange).


6.         Representations and Warranties of the Company and SS Bank.

           The Company (with respect to itself and SS Bank) and SS Bank (solely with respect to itself) each represents and warrants to Zions Bancorp and NS Bank as follows:

           6.1. Organization, Powers, and Qualification. Each of the Company and SS Bank is a corporation which is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted. Each of the Company and SS Bank owns or possesses in the operation of its business all franchises, licenses, permits, branch certificates, consents, approvals, waivers, and other authorizations, governmental or otherwise, which are necessary for it to conduct its business as now conducted, except for those where the failure of such ownership or possession would not adversely affect the operation and properties of the Company or SS Bank in any material respect. Each of the Company and SS Bank is duly qualified and licensed to do business and is in good standing in every jurisdiction with respect to which the failure to be so qualified or licensed could result in material liability or adversely affect the operation and properties of the Company or SS Bank in any material respect.

           6.2. Execution and Performance of Agreement. Each of the Company and SS Bank has all requisite corporate power and authority to execute and deliver this Agreement and to perform its respective terms.

           6.3. Absence of Violations.

                  (a) Neither the Company nor SS Bank is in violation of its respective charter documents or bylaws, nor of any applicable federal, state, or local law or ordinance nor any order, rule, or regulation of any federal, state, local, or other governmental agency or body, in any material respect, or in default with respect to any order, writ, injunction, or decree of any court, or in default under any order, license, regulation, or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a materially adverse effect on its business, properties, liabilities, financial position, results of operations, or prospects; and neither the Company nor SS Bank has received any claim or notice of violation with respect thereto;

                  (b) Neither the Company nor SS Bank nor any member of the management of any of them is a party to any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the Board of Governors, the Federal Deposit Insurance Corporation (the "FDIC"), any other banking or securities authority of the United States or the State of Nevada, or any other regulatory agency that relates to the conduct of the business of the Company or SS Bank or their assets; and except as previously disclosed to Zions Bancorp in writing, no such agreement, memorandum, order, condition, or decree is pending or threatened;

                  (c) Each of the Company and SS Bank has established policies and procedures to provide reasonable assurance of compliance in a safe and sound manner with the federal banking, credit, housing, consumer protection, and civil rights laws and with all other laws applicable to the operations of the Company and SS Bank and the regulations adopted under each of those laws, so that transactions be executed and assets be maintained in accordance with such laws and regulations; and the policies and practices of each of the Company and SS Bank with respect to all such laws and regulations reasonably limit noncompliance and detect and report noncompliance to its management; and

                  (d) SS Bank has established a CRA policy which provides for
(i) goals and objectives consistent with CRA; (ii) a methodology for self-assessment by the board of directors of SS Bank; (iii) ongoing CRA training of all personnel of SS Bank, including the members of its board of directors; and (iv) procedures whereby all significant CRA-related activity is documented; and SS Bank has officially designated a CRA officer who reports directly to the board of directors and is responsible for the CRA program of SS Bank.

           6.4. Compliance with Agreements. Neither the Company nor SS Bank is in violation of any material term of any material security agreement, mortgage, indenture, or any other contract, agreement, instrument, lease, or certificate. The capital ratios of each of the Company and SS Bank comply fully with all terms of all currently outstanding supervisory and regulatory requirements and with the conditions of all regulatory orders and decrees.

           6.5. Binding Obligations; Due Authorization. Subject to the approval of its shareholders, this Agreement constitutes valid, legal, and binding obligations of each of the Company and SS Bank, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar law, or by general principles of equity. The execution, delivery, and performance of this Agreement and the transactions contemplated thereby have been duly and validly authorized by the board of directors of each of the Company and SS Bank. Subject to approval by its shareholders of this Agreement, no other corporate proceedings on the part of either the Company or SS Bank are necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby.

           6.6. Absence of Default. None of the execution or the delivery of this Agreement, the consummation of the transactions contemplated thereby, or the compliance with or fulfillment of the terms thereof will conflict with, or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under the organizational documents or bylaws of the Company or SS Bank. Such execution, consummation, or fulfillment will not (a) conflict with, or result in a material breach of the terms, conditions, or provisions of, or constitute a material violation, conflict, or default under, or give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge, or encumbrance upon, any property or assets of the Company or SS Bank pursuant to any material agreement or instrument under which the Company or SS Bank is obligated or by which any of its properties or assets may be bound, including without limitation any material lease, contract, mortgage, promissory note, deed of trust, loan, credit arrangement, or other commitment or arrangement of the Company or SS Bank in respect of which it is an obligor; (b) if the Merger is approved by the Board of Governors under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), or if the Board of Governors waives its jurisdiction over the Merger, and if the transactions contemplated by this Agreement are approved by the FDIC, the Nevada Commissioner, and the Utah Commissioner, violate any law, statute, rule, or regulation of any government or agency to which the Company or SS Bank is subject and which is material to its operations; or (c) violate any judgment, order, writ, injunction, decree, or ruling to which the Company or SS Bank or any of its properties or assets is subject or bound. None of the execution or delivery of this Agreement, the consummation of the transactions contemplated thereby, or the compliance with or fulfillment of the terms thereof will require any authorization, consent, approval, or exemption by any person which has not been obtained, or any notice or filing which has not been given or done, other than approval of or waiver of jurisdiction over the transactions contemplated by this Agreement by the Board of Governors, the FDIC, the Nevada Commissioner, and the Utah Commissioner.

           6.7.  Compliance with BHC Act.

                  (a) The Company is registered as a bank holding company under the BHC Act. All of the activities and investments of the Company conform to the requirements applicable generally to bank holding companies under the BHC Act and the regulations of the Board of Governors adopted thereunder.

                  (b) No corporation or other entity, other than the Company, is registered or is required to be registered as a bank holding company under the BHC Act by virtue of its control over SS Bank or over any company that directly or indirectly has control over SS Bank.

           6.8.  Subsidiaries.

                  (a) Other than SS Bank, which is a direct, wholly-owned subsidiary of the Company, the Company does not have any direct or indirect subsidiaries and does not directly or indirectly own, control, or hold with the power to vote any shares of the capital stock of any company (except shares held by SS Bank for the account of others in a fiduciary or custodial capacity in the ordinary course of its business). There are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, or agreements calling for or requiring the issuance, transfer, sale, or other disposition of any shares of the capital stock of SS Bank, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of SS Bank. There are no other direct or indirect subsidiaries of the Company which are required to be consolidated or accounted for on the equity method in the consolidated financial statements of the Company or the financial statements of SS Bank prepared in accordance with generally accepted accounting principles.

                  (b) Except as specified in the previous subsection, neither the Company nor SS Bank has a direct or indirect equity or ownership interest which represents 5 percent or more of the aggregate equity or ownership interest of any entity (including, without limitation, corporations, partnerships, and joint ventures).

           6.9.  Capital Structure.

                  (a) The authorized capital stock of the Company consists of
(i) 1,000,000 shares of preferred stock, $100 par value, of which 40,000 are designated as 1992 Series Preferred Stock (the "Company Preferred Stock"), of which Company Preferred Stock, as of the date of this Agreement, 5,719 shares have been duly issued and are validly outstanding, fully paid, and held by approximately 21 stockholders of record, and (ii) 10,000,000 shares of Company Common Stock, $0.01 par value, of which, as of the date of this Agreement, 284,750 shares have been duly issued and are validly outstanding, fully paid, and held by approximately 76 shareholders of record, and 2,750 additional shares are issued and held in the treasury of the Company, 250 of which have been subscribed for. The aforementioned shares of Company Preferred Stock and Company Common Stock are the only voting securities of the Company authorized, issued, outstanding, or subscribed for as of such date; and except as set forth in this Section

6.9 or on Schedule 6.9 hereof, no subscriptions, warrants, options, rights, convertible securities, or similar arrangements or commitments in respect of securities of the Company are authorized, issued, or outstanding which would enable the holder thereof to purchase or otherwise acquire shares of any class of capital stock of the Company. No shares of Company Preferred Stock or Company Common Stock are held by the Company as treasury shares except for the 2,750 shares of Company Common Stock aforesaid. None of the Company Common Stock is subject to any restrictions upon the transfer thereof under the terms of the corporate charter or bylaws of the Company.

                  (b) Schedule 6.9 hereof lists all options to purchase Company securities currently outstanding and, for each such option, the date of issuance, date of exercisability, exercise price, type of security for which exercisable, and date of expiration. Schedule 6.9 hereof further lists all shares of Company Preferred Stock and Company Common Stock reserved for issuance pursuant to stock option plans, agreements, or arrangements but not yet issued and all options upon shares of Company Preferred Stock or Company Common Stock designated or made available for grant but not yet granted.

                  (c) The authorized capital stock of SS Bank consists of 400 shares of common stock, $12,500 par value (the "SS Bank Common Stock"), of which, as of the date of this Agreement, 258 shares have been duly issued and are validly outstanding, fully paid, and all of which are held of record and beneficially by the Company. The aforementioned shares of SS Bank Common Stock are the only voting securities of SS Bank authorized, issued, or outstanding as of such date; and no subscriptions, warrants, options, rights, convertible securities, or similar arrangements or commitments in respect of securities of SS Bank are authorized, issued, or outstanding which would enable the holder thereof to purchase or otherwise acquire shares of any class of capital stock of SS Bank. None of the SS Bank Common Stock is subject to any restrictions upon the transfer thereof under the terms of the corporate charter or bylaws of SS Bank.

                  (d) None of the shares of Company Common Stock or SS Bank Common Stock has been issued in violation of the preemptive rights of any shareholder.

                  (e) As of the date hereof, to the best of the knowledge of the Company and SS Bank, and except for this Agreement, there are no shareholder agreements, or other agreements, understandings, or commitments relating to the right of any holder or beneficial owner of more than 1 percent of the issued and outstanding shares of any class of the capital stock of either the Company or SS Bank to vote or to dispose of his or its shares of capital stock of that entity.

                  (f) The Company has not granted any shareholders' rights to dissent from any merger.

                  (g) Holders of Company Preferred Stock have no right to vote upon any consolidation, merger, or sale of all or substantially all of the assets of the Company.

                  (h) No dividends on Company Preferred Stock are in arrears.

                  (i) No balance is outstanding under the $14-million line of credit which the Company maintains secured by Small Business Administration loan pools.

           6.10. Articles of Incorporation, Bylaws, and Minute Books. The copies of the articles of incorporation and all amendments thereto and of the bylaws, as amended, of the Company and SS Bank that have been provided to Zions Bancorp and certified by the Company as complete and true copies are true, correct, and complete copies thereof. The minute books of the Company and SS Bank which have been made available to Zions Bancorp for its continuing inspection until the Effective Date contain accurate minutes of all meetings and accurate consents in lieu of meetings of the board of directors (and any committee thereof) and of the shareholders of the Company and SS Bank since their respective inceptions. These minute books accurately reflect all transactions referred to in such minutes and consents in lieu of meetings and disclose all material corporate actions of the shareholders and boards of directors of the Company and SS Bank and all committees thereof. Except as reflected in such minute books, there are no minutes of meetings or consents in lieu of meetings of the board of directors (or any committee thereof) or of shareholders of the Company or SS Bank.

           6.11. Books and Records. The books and records of each of the Company and SS Bank fairly reflect the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable legal and accounting requirements. Each of the Company and SS Bank follows generally accepted accounting principles applied on a consistent basis in the preparation and maintenance of its books of account and financial statements, including but not limited to the application of the accrual method of accounting for interest income on loans, leases, discounts, and investments, interest expense on deposits and all other liabilities, and all other items of income and expense. The Company and SS Bank have made all accruals in amounts which fairly report income and expense in the proper periods in accordance with generally accepted accounting principles. Each of the Company and SS Bank has filed all material reports and returns required by any law or regulation to be filed by it.

           6.12. Regulatory Approvals and Filings, Contracts, Commitments, etc. The Company has made or will, no later than ten business days after the date hereof, make available to Zions Bancorp or grant to Zions Bancorp continuing access until the Effective Date to originals or copies of the following documents relating to the Company and SS Bank:

                  (a) All regulatory approvals received since January 1, 1992, of the Company and SS Bank relating to all bank and nonbank acquisitions or the establishment of de novo operations;

                  (b) All employment contracts, election contracts, retention contracts, deferred compensation, non-competition, bonus, stock option, profit-sharing, pension, retirement, consultation after retirement, incentive, insurance arrangements or plans (including medical, disability, group life or other insurance plans), and any other remuneration or fringe benefit arrangements applicable to employees, officers, or directors of the Company or SS Bank, accompanied by any agreements, including trust agreements, embodying such contracts, plans, or arrangements, and all employee manuals and memoranda relating to employment and benefit policies and practices of any nature whatsoever (whether or not distributed to employees or any of them), and any actuarial reports and audits relating to such plans;

                  (c) All material contracts, agreements, leases, mortgages, and commitments, except those entered into in the ordinary course of business, to which the Company or SS Bank is a party or may be bound; or, if any of the same be oral, true, accurate, and complete written summaries of all such oral contracts, agreements, leases, mortgages, and commitments;

                  (d) All material contracts, agreements, leases, mortgages, and commitments, whether or not entered into in the ordinary course of business, to which the Company or SS Bank is a party or may be bound and which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation or performance of any of the transactions contemplated thereby, or, if any of the same be oral, true, accurate, and complete written summaries of all such oral contracts, agreements, leases, mortgages, and commitments;

                  (e) All deeds, leases, contracts, agreements, mortgages, and commitments, whether or not entered into in the ordinary course of business, to which the Company or SS Bank is a party or may be bound and which relate to land, buildings, fixtures, or other real property upon or within which the Company or SS Bank operates its businesses or is authorized to operate its businesses, or with respect to which the Company or SS Bank has any application pending for authorization to operate its businesses;

                  (f) Any pending application, including any documents or materials related thereto, which has been filed by the Company or SS Bank with any federal or state regulatory agency with respect to the establishment of a new office or the acquisition or establishment of any additional banking or nonbanking subsidiary; and

                  (g) All federal and state tax returns filed by the Company or SS Bank for the years 1991 through 1996, a copy of the most recent audit examination of each of the Company and SS Bank by the Internal Revenue Service ("IRS"), if any, a copy of the most recent state revenue agency examination, if any, of each of the Company and SS Bank, and all tax rulings with respect to the Company or SS Bank received from the IRS since January 1, 1988.

           6.13. Financial Statements. The Company has furnished to Zions Bancorp its consolidated statement of condition as of each of December 31, 1994, December 31, 1995, December 31, 1996, March 31, 1997, and April 30, 1997, and its related consolidated statement of income, consolidated statement of changes in financial position, and consolidated statement of changes in stockholders' equity for each of the periods then ended, and the notes thereto (collectively, the "Company Financial Statements"). All of the Company Financial Statements, including the related notes, (a) were prepared in accordance with generally accepted accounting principles applied in all material respects, and (b) are in accordance with the books and records of the Company and SS Bank which have been maintained in accordance with generally accepted accounting principles or the requirements of financial institution regulatory authorities, as the case may be, and (c) fairly reflect the consolidated financial position of the Company as of such dates, and the consolidated results of operations of the Company for the periods ended on such dates, and do not fail to disclose any material extraordinary or out-of-period items, and (d) reflect, in accordance with generally accepted accounting principles applied in all material respects, adequate provision for, or reserves against, the possible loan losses of the Company as of such dates.

           6.14.  Call Reports; Bank Holding Company Reports.

                  (a) SS Bank has made available to Zions Bancorp its Consolidated Reports of Condition and Consolidated Reports of Income for the calendar quarters dated March 31, 1995 and thereafter. All of such Consolidated Reports of Condition and Consolidated Reports of Income, including the related schedules and memorandum items, were prepared in accordance with generally accepted accounting principles applied in all material respects or, to the extent different from generally accepted accounting principles, accounting principles mandated by the applicable instructions to such Consolidated Reports of Condition or Consolidated Reports of Income.

                  (b) No adjustments are required to be made to the equity capital account of SS Bank as reported on any of the Consolidated Reports of Condition referred to in Subsection 6.14(a) hereof, in any material amount, in order to conform such equity capital account to equity capital as would be determined in accordance with generally accepted accounting principles as of such date.

                  (c) The Company has furnished to Zions Bancorp (i) its annual report on Form FR Y-6 as filed with the Board of Governors as of December 31, 1996, and (ii) its quarterly reports on Forms FR Y-9C and FR Y-9LP as filed with the Board of Governors as of March 31, 1997.

           6.15. Absence of Undisclosed Liabilities. At April 30, 1997, neither the Company nor SS Bank had any obligation or liability of any nature (whether absolute, accrued, contingent, or otherwise, and whether due or to become due) which was material, or which when combined with all similar obligations or liabilities would have been material, to the Company, except (a) as disclosed in the Company Financial Statements, or (b) for unfunded loan commitments made by the Company or SS Bank in the ordinary course of their business consistent with past practice. The amounts set up as current liabilities for taxes in the Company Financial Statements are sufficient for the payment of all taxes (including, without limitation, federal, state, local, and foreign excise, franchise, property, payroll, income, capital stock, and sales and use taxes) accrued in accordance with generally accepted accounting principles and unpaid at December 31, 1996. Since December 31, 1996, neither the Company nor SS Bank has incurred or paid any obligation or liability that would be material (on a consolidated basis) to the Company, except (y) for obligations incurred or paid in connection with transactions by it in the ordinary course of its business consistent with past practices, or (z) as expressly contemplated herein.

           6.16. Absence of Certain Developments. Since December 31, 1996, except as set forth on Schedule 6.16 hereof, there has been (a) no material adverse change in the condition, financial or otherwise, or to the assets, properties, liabilities, or businesses of the Company and SS Bank, (b) no material deterioration in the quality of the consolidated loan portfolio of the Company, and no material increase in the consolidated level of nonperforming assets or non-accrual loans at the Company or in the level of its consolidated provision for credit losses or its consolidated reserve for possible credit losses; (c) no declaration, setting aside, or payment by the Company or SS Bank of any regular dividend, special dividend, or other distribution with respect to any class of capital stock of the Company or SS Bank, other than customary cash dividends paid by the Company or SS Bank whose amounts have not exceeded past practice and the intervals between which dividends have not been more frequent than past practice;

(d) no repurchase by the Company of any of its capital stock; (e) no material loss, destruction, or damage to any material property of the Company or SS Bank, which loss, destruction, or damage is not covered by insurance; and (f) no material acquisition or disposition of any asset, nor any material contract outside the ordinary course of business entered into by the Company or SS Bank nor any substantial amendment or termination of any material contract outside the ordinary course of business to which the Company or SS Bank is a party, nor any other transaction by the Company or SS Bank involving an amount in excess of $50,000 other than for fair value in the ordinary course of its business. Since December 31, 1996, except as set forth on Schedule 6.16 hereof, (x) each of the Company and SS Bank has conducted its business only in the ordinary course of such business and consistent with past practice; (y) the Company, on a consolidated basis, has maintained the quality of its loan portfolio and that of each of its major components at approximately the same level as existed at December 31, 1996; and (z) the Company, on a consolidated basis, has administered its investment portfolio pursuant to essentially the same policies and procedures as existed during 1995 and 1996, and has taken no action to lengthen the average maturity of the investment portfolio, or of any significant category thereof, to any material extent.

           6.17. Reserve for Possible Credit Losses. The Company's consolidated reserve for possible credit losses is adequate to absorb reasonably anticipated losses in the consolidated loan and lease portfolios of the Company, in view of the size and character of such portfolios, current economic conditions, and other pertinent factors. Management periodically reevaluates the adequacy of such reserve based on portfolio performance, current economic conditions, and other factors.

           6.18.  Tax Matters.

                  (a) All federal, state, local, and foreign tax returns and reports (including, without limitation, all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school, and any other tax under laws of the United States or any state or municipal or political subdivision thereof) required to be filed by or on behalf of the Company or SS Bank have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, or requests for extensions have been timely filed, granted, and have not expired for periods ending on or before December 31, 1996, and all returns filed are complete and accurate to the best information and belief of the management of the Company and SS Bank and properly reflect its taxes for the periods covered thereby. All taxes shown on filed returns have been paid. As of the date hereof, there is no audit examination, deficiency, or refund litigation or tax claim or any notice of assessment or proposed assessment by the IRS or any other taxing authority, or any other matter in controversy with respect to any taxes that might result in a determination adverse to the Company or SS Bank, except as reserved against in the Company Financial Statements. All federal, state, and local taxes, assessments, interest, additions, deficiencies, fees, penalties, and other governmental charges or impositions due with respect to completed and settled examinations or concluded litigation have been properly accrued or paid.

                  (b) Neither the Company nor SS Bank has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

                  (c) To the extent any federal, state, local, or foreign taxes are due from the Company or SS Bank for the period or periods beginning January 1, 1997 or thereafter through and including the Effective Date, adequate provision on an estimated basis has been or will be made for the payment of such taxes by establishment of appropriate tax liability accounts on the last monthly financial statements of the Company prepared before the Effective Date.

                  (d) Deferred taxes of the Company and SS Bank have been provided for in accordance with generally accepted accounting principles as in effect on the date of this Agreement.

                  (e) The deductions of SS Bank for bad debts taken and the reserve of SS Bank for loan losses for federal income tax purposes at December 31, 1996, were not greater than the maximum amount permitted under the provisions of section 585 of the Code.

                  (f) Other than liens arising under the laws of the State of Nevada with respect to taxes assessed and not yet due and payable, there are no tax liens on any of the properties or assets of the Company or SS Bank.

                  (g) The Company and SS Bank have timely filed all information returns required by sections 6041, 6041A, 6042, 6045, 6049, 6050H, and 6050J of the Code and have exercised due diligence in obtaining certified taxpayer identification numbers as required pursuant to Treasury Regulations ss. 35a.9999.

                  (h) The taxable year end of the Company for federal income tax purposes is, and since the inception of the Company has continuously been, December 31.

           6.19. Consolidated Net Worth. The consolidated net worth of the Company on the date of this Agreement, as determined in accordance with generally accepted accounting principles, is not less than $12,500,000.

           6.20. Examinations. To the extent consistent with law, the Company has heretofore disclosed to Zions Bancorp relevant information contained in the most recent safety-and-soundness, compliance, Community Reinvestment Act, and other Reports of Examination with respect to the Company issued by the Board of Governors and the most recent safety-and-soundness, compliance, Community Reinvestment Act, and other Reports of Examination with respect to SS Bank issued by the FDIC and the Nevada Commissioner. Such information so disclosed consists of all material information with respect to the financial, operational, and legal condition of the entity under examination which is included in such reports, and does not omit or will not omit any information necessary to make the information disclosed not misleading.

           6.21. Reports. Since January 1, 1994, each of the Company and SS Bank has effected all registrations and filed all reports and statements, together with any amendments required to be made with respect thereto, which it was required to effect or file with (a) the Board of Governors, (b) the FDIC, (c) the United States Department of the Treasury, (d) the Nevada Commissioner, and
(e)
any other governmental or regulatory authority or agency having jurisdiction over its operations. Each of such registrations, reports, and documents, including the financial statements, exhibits, and schedules thereto, does not contain any statement which, at the time and in the light of the circumstances under which it was made, is false or misleading with respect to any material fact or which omits to state any material fact necessary in order to make the statements contained therein not false or misleading.

           6.22. FIRA Compliance and Other Transactions with Affiliates. Except as set forth on Schedule 6.22 hereof, (a) none of the officers, directors, or beneficial holders of 5 percent or more of the common stock of the Company or SS Bank and no person "controlled" (as that term is defined in the Financial Institutions Regulatory and Interest Rate Control Act of 1978) by the Company or SS Bank (collectively, "Insiders") has any ongoing material transaction with the Company or SS Bank on the date of this Agreement; (b) no Insider has any ownership interest in any business, corporate or otherwise, which is a party to, or in any property which is the subject of, business arrangements or relationships of any kind with the Company or SS Bank not in the ordinary course of business; and (c) all other extensions of credit by the Company or SS Bank to any Insider have heretofore been disclosed in writing by the Company to Zions Bancorp.

           6.23. SEC Registered Securities. No equity or debt securities of the Company or SS Bank are registered or required to be registered under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

           6.24. Legal Proceedings. Except as disclosed in the Company Financial Statements or as set forth on Schedule 6.24 hereof, there is no claim, action, suit, arbitration, investigation, or other proceeding pending before any court, governmental agency, authority or commission, arbitrator, or "impartial mediator" (of which the Company or SS Bank has been served with process or otherwise been given notice) or, to the best of the knowledge of the Company and SS Bank, threatened or contemplated against or affecting it or its property, assets, interests, or rights, or any basis therefor of which notice has been given, which, if adversely determined, would have a material adverse effect (financial or otherwise) on the business, operating results, or financial condition of the Company or which otherwise could prevent, hinder, or delay consummation of the transactions contemplated by this Agreement.

           6.25. Absence of Governmental Proceedings. Neither the Company nor SS Bank is a party defendant or respondent to any pending legal, equitable, or other proceeding commenced by any governmental agency and, to the best of the knowledge of the Company and SS Bank, no such proceeding is threatened.

           6.26.  Federal Deposit Insurance.

                  (a) The deposits held by SS Bank are insured within statutory limits by the Bank Insurance Fund of the FDIC pursuant to the provisions of the Federal Deposit Insurance Act, as amended (12 U.S.C. ss. 1811 et seq.), and SS Bank has paid all assessments and filed all related reports and statements required under the Federal Deposit Insurance Act.

                  (b) SS Bank is a member of and pay insurance assessments to the Bank Insurance Fund of the FDIC ("BIF"), and its deposits are insured by the BIF. None of the deposits of SS Bank are insured by the Savings Association Insurance Fund of the FDIC ("SAIF"), and SS Bank pays no insurance assessments to the SAIF.

           6.27. Other Insurance. Schedule 6.27 hereof lists each policy of insurance carried by the Company and SS Bank, including blanket bond coverage. All such policies of insurance are in full force and effect, and no notice of cancellation has been received. All premiums to date have been paid in full. Neither the Company nor SS Bank is in default with respect to any such policy which is material to it.

           6.28. Labor Matters. Neither the Company nor SS Bank is a party to or bound by any collective bargaining contracts with respect to any employees of the Company or SS Bank. Since their respective inceptions there has not been, nor to the best of the knowledge of the Company and SS Bank was there or is there threatened, any strike, slowdown, picketing, or work stoppage by any union or other group of employees against the Company or SS Bank or any of its premises, or any other labor trouble or other occurrence, event, or condition of a similar character. As of the date hereof, neither the Company nor SS Bank is aware of any attempts to organize a collective bargaining unit to represent any of its employee groups.

           6.29.  Employee Benefit Plans.

                  (a) Schedule 6.29 hereto contains a list or brief descriptions of all pension, retirement, stock purchase, stock bonus, stock ownership, stock option, performance share, stock appreciation right, phantom stock, savings, or profit-sharing plans, any employment, deferred compensation, consultant, bonus, or collective bargaining agreement, or group insurance contract or any other incentive, welfare, life insurance, death or survivor's benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff or vacation plans, contracts, and arrangements or employee benefit plans or agreements sponsored, maintained, or contributed to by the Company or SS Bank for the employees or former employees of the Company or SS Bank. The Company has previously made available and will continue to make available to Zions Bancorp for its continuing review until the Effective Date true, complete, and accurate copies of all plans and arrangements listed on Schedule 6.29, together with (i) the most recent actuarial and financial report prepared with respect to any such plans which constitute "qualified plans" under section 401(a) of the Code, and
(ii) the most recent annual reports, if any, filed with any government agency and all IRS rulings and determination letters and any open requests for such rulings and letters that pertain to any such plan.

                  (b) Except for liabilities to the Pension Benefit Guaranty Corporation ("PBGC") pursuant to section 4007 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all of which have been fully paid, and except for liabilities to the IRS under section 4971 of the Code, all of which have been fully paid, neither the Company nor SS Bank has any liability with respect to any pension plan qualified under section 401 of the Code. Neither the Company nor SS Bank sponsors or maintains any defined benefit plan and has never sponsored or maintained any defined benefit plan.

                  (c) All "employee benefit plans," as defined in section 3(3) of ERISA, that cover one or more employees employed by the Company or SS Bank (each individually a "Plan" and collectively the "Plans"), comply in all material respects with ERISA and, where applicable for tax-qualified or tax-favored treatment, with the Code. As of December 31, 1996, neither the Company nor SS Bank had any material liability under any Plan which is not reflected on the Company Financial Statements as of such date (other than such normally unrecorded liabilities under the Plans for sick leave, holiday, education, bonus, vacation, incentive compensation, and anniversary awards, provided that such liabilities are not in any event material). None of the Plans, the Company, SS Bank, nor any trustee or administrator of the Plans has ever engaged in a "prohibited transaction" with respect to the Plans within the meaning of section 406 of ERISA or, where applicable, section 4975 of the Code for which no exemption is applicable, nor have there been any "reportable events" within section 4043 of ERISA for which the thirty-day notice therefor has not been waived. Neither the Company nor SS Bank has incurred any liability under section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan.

                  (d) No action, claim, or demand of any kind has been brought or threatened by any potential claimant or representative of such a claimant under any plan, contract, or arrangement referred to in Subsection (a) of this section, where the Company or SS Bank may be either (i) liable directly on such action, claim, or demand; or (ii) obligated to indemnify any person, group of persons, or entity with respect to such action, claim, or demand which is not fully covered by insurance maintained with reputable, responsible financial insurers or by a self-insured plan.

           6.30. Employee Relations. As of the date hereof, each of the Company and SS Bank is, to the best of its knowledge, in compliance in all material respects with all federal and state laws, regulations, and orders respecting employment and employment practices (including Title VII of the Civil Rights Act of 1964), terms and conditions of employment, and wages and hours; and neither the Company nor SS Bank is engaged in any unfair labor practice. As of the date hereof, no dispute exists between the Company or SS Bank and any of its employee groups regarding any employee organization, wages, hours, or conditions of employment which would materially interfere with the business or operations of the Company or SS Bank.

           6.31. Fiduciary Activities. SS Bank is duly qualified and registered and in good standing in accordance with the laws of each jurisdiction in which it is required to so qualify or register as a result of or in connection with its fiduciary or custodial activities as conducted as of the date hereof. SS Bank is duly registered under and in compliance with all requirements of the federal Investment Advisers Act of 1940 as amended, or is exempt from registration thereunder and from compliance with the requirements thereof. Since January 1, 1994, SS Bank has conducted, and currently is conducting, all fiduciary and custodial activities in all material respects in accordance with all applicable law.

           6.32.  Environmental Liability.

                  (a) Neither the Company nor SS Bank is in material violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Toxic Substances Control Act or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment ("Environmental Laws").

                  (b) Neither the Company, SS Bank, nor, to the best of the knowledge of either of them, any borrower of the Company or of SS Bank has received notice that it has been identified by the United States Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B, nor has the Company or SS Bank or, to the best of the knowledge of either of them, any borrower of the Company or of SS Bank received any notification that any hazardous waste, as defined by 42 U.S.C. ss. 6903(5), any hazardous substances, as defined by 42 U.S.C. ss. 9601(14), any "pollutant or contaminant," as defined by 42 U.S.C. ss. 9601(33), or any toxic substance, hazardous materials, oil, or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") that it has disposed of has been found at any site at which a federal or state agency is conducting a remedial investigation or other action pursuant to any Environmental Law.

                  (c) No portion of any real property at any time owned or leased by the Company or SS Bank (collectively, the "Company Real Estate") has been used by the Company or SS Bank for the handling, processing, storage or disposal of Hazardous Substances in a manner which violates any Environmental Laws and, to the best of the knowledge of the Company and SS Bank, no underground tank or other underground storage receptacle for Hazardous Substances is located on any of the Company Real Estate. In the course of its activities, neither the Company nor SS Bank has generated or is generating any hazardous waste on any of the Company Real Estate in a manner which violates any Environmental Laws. There has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping (collectively, a "Release") of Hazardous Substances by the Company or SS Bank on, upon, or into any of the Company Real Estate. In addition, to the best of the knowledge of the Company and SS Bank, there have been no such Releases on, upon, or into any real property in the vicinity of any of the Company Real Estate that, through soil or groundwater contamination, may be located on any of such Company Real Estate.

                  (d) With respect to any real property at any time held as collateral for any outstanding loan by the Company or SS Bank (collectively, the "Collateral Real Estate"), neither the Company nor SS Bank has since January 1, 1988 received notice from any borrower thereof or third party, and has no knowledge, that such borrower has generated or is generating any hazardous waste on any of the Collateral Real Estate in a manner which violates any Environmental Laws or that there has been any Release of Hazardous Substances by such borrower on, upon, or into any of the Collateral Real Estate, or that there has been any Release on, upon, or into any real property in the vicinity of any of the Collateral Real Estate that, through soil or groundwater contamination, may be located on any of such Collateral Real Estate.

                  (e) As used in this Section 6.32, each of the terms "Company" and "SS Bank" includes the applicable entity and any partnership or joint venture in which it has an interest.

           6.33. Intangible Property. To the best of the knowledge of the Company and SS Bank, each of the Company and SS Bank owns or possesses the right, free of the claims of any third party, to use all material trademarks, service marks, trade names, copyrights, patents, and licenses currently used by it in the conduct of its business. To the best of the knowledge of the Company and SS Bank, no material product or service offered and no material trademark, service mark, or similar right used by the Company or SS Bank infringes any rights of any other person, and, as of the date hereof, neither the Company nor SS Bank has received any written or oral notice of any claim of such infringement.

           6.34. Real and Personal Property. Except for property and assets disposed of in the ordinary course of business, each of the Company and SS Bank possesses good and marketable title to and owns, free and clear of any mortgage, pledge, lien, charge, or other encumbrance or other third party interest of any nature whatsoever which would materially interfere with the business or operations of either the Company or SS Bank, its real and personal property and other assets, including without limitation those properties and assets reflected in the Company Financial Statements as of December 31, 1996, or acquired by the Company or SS Bank subsequent to the date thereof. The leases pursuant to which the Company and SS Bank lease real or personal property are valid and effective in accordance with their respective terms; and there is not, under any such lease, any material existing default or any event which, with the giving of notice or lapse of time or otherwise, would constitute a material default. The real and personal property leased by either the Company or SS Bank is free from any adverse claim which would materially interfere with its business or operation taken as a whole. The material properties and equipment owned or leased by the Company and SS Bank are in normal operating condition, free from any known defects, except such minor defects as do not materially interfere with the continued use thereof in the conduct of its normal operations.

           6.35.  Loans, Leases, and Discounts.

                  (a) To the best of the knowledge of the Company and SS Bank, each loan, lease, and discount reflected as an asset of the Company in the Company Financial Statements as of December 31, 1996, or acquired since that date, is the legal, valid, and binding obligation of the obligor named therein, enforceable in accordance with its terms; and no loan, lease, or discount having an unpaid balance (principal and accrued interest) in excess of $50,000 is subject to any asserted defense, offset, or counterclaim known to the Company or SS Bank.

                  (b) Except as set forth on Schedule 6.35 hereof, neither the Company nor SS Bank holds any loans or loan-participation interests purchased from, or participates in any loans originated by, any person other than the Company or SS Bank.

           6.36. Material Contracts. Neither the Company nor SS Bank nor any of the assets, businesses, or operations of any of them is as of the date hereof a party to, or is bound or affected by, or receives benefits under any material agreement, arrangement, or commitment not cancelable by it without penalty, other than (a) the agreements set forth on Schedule 6.36 hereof, and (b) agreements, arrangements, or commitments entered into in the ordinary course of its business consistent with past practice, or, if there has been no past practice, consistent with prudent banking practices.

           6.37. Employment and Severance Arrangements. Schedule 6.37 hereof sets forth

                  (a) all employment contracts granted by the Company or SS Bank to any of its officers, directors, consultants, or other management officials and any officer, director, consultant, or management official of any affiliate providing for increased or accelerated compensation in the event of a change of control with respect to the Company or SS Bank or any other event affecting the ownership, control, or management of the Company or SS Bank; and

                  (b) all employment and severance contracts, agreements, and arrangements between the Company or SS Bank and any officer, director, consultant, or other management official of any of them.

           6.38. Material Contract Defaults. All contracts, agreements, leases, mortgages, or commitments referred to in Section 6.12(c) hereof are valid and in full force and effect on the date hereof. As of the date of this Agreement and as of the Effective Date, neither the Company nor SS Bank is or will be in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its assets, business, or operations may be bound or affected or under which it or its assets, business, or operations receive benefits; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

           6.39. Capital Expenditures. Neither the Company nor SS Bank has any outstanding commitments in the nature of capital expenditures which in the aggregate exceed $25,000.

           6.40. Repurchase Agreements. With respect to all agreements pursuant to which the Company or SS Bank has purchased securities subject to an agreement to resell, it has a valid, perfected first lien or security interest in the securities securing the agreement, and the value of the collateral securing each such agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

           6.41.  [reserved]

           6.42. Internal Controls. Each of the Company and SS Bank maintains internal controls to provide reasonable assurance to its board of directors and officers that its assets are safeguarded, its records and reports are prepared in compliance with all applicable legal and accounting requirements and with its internal policies and practices, and applicable federal, state, and local laws and regulations are complied with. These controls extend to the preparation of its financial statements to provide reasonable assurance that the statements are presented fairly in conformity with generally accepted accounting principles or, in the case of SS Bank and to the extent different from generally accepted accounting principles, accounting principles mandated by the FDIC. The controls contain self-monitoring mechanisms, and appropriate actions are taken on significant deficiencies as they are identified.

           6.43. Dividends. Neither the Company nor SS Bank has paid any dividend to its shareholders which caused its regulatory capital to be less than the amount then required by applicable law, or which exceeded any other limitation on the payment of dividends imposed by law, agreement, or regulatory policy.

           6.44. Brokers and Advisers. Except as set forth on Schedule 6.44 hereof, (a) there are no claims for brokerage commissions, finder's fees, or similar compensation arising out of or due to any act of the Company or SS Bank in connection with the transactions contemplated by this Agreement or based upon any agreement or arrangement made by or on behalf of the Company or SS Bank, and
(b) neither the Company nor SS Bank has entered into any agreement or understanding with any party relating to financial advisory services provided or to be provided with respect to the transactions contemplated by this Agreement.

           6.45. Interest Rate Risk Management Instruments. Neither the Company nor SS Bank is a party to, and none of its properties or assets may be bound by, any interest-rate swaps, caps, floors, or options agreements or other interest-rate risk management arrangements.

           6.46. Disclosure. No representation or warranty hereunder and no certificate, statement, or other document delivered by the Company or SS Bank hereunder or in connection with this Agreement or any of the transactions contemplated thereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Company which reasonably might materially adversely affect the business, assets, liabilities, financial condition, results of operations, or prospects of the Company or SS Bank which has not been disclosed in the Company Financial Statements or a certificate delivered to Zions Bancorp by the Company. Copies of all documents referred to in this Agreement, unless prepared solely by Zions Bancorp or NS Bank or solely by Zions Bancorp or NS Bank and third parties hereto, are true, correct, and complete copies thereof and include all amendments, supplements, and modifications thereto and all waivers thereunder.

           6.47. Regulatory and Other Approvals. As of the date hereof, neither the Company nor SS Bank is aware of any reason why all material consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement, as shall be necessary for
(a) consummation of the transactions contemplated by this Agreement, and (b) the continuation after the Effective Date of the business of the Company and SS Bank as such business is carried on immediately prior to the Effective Date, free of any conditions or requirements which, in the reasonable opinion of the Company, could have a material adverse effect upon the business, operations, activities, earnings, or prospects of the Company. As of the date hereof, neither the Company nor SS Bank is aware of any reason why all material consents and approvals shall not be procured from all other persons and entities whose consent or approval shall be necessary for (y) consummation of the transactions contemplated by this Agreement, or (z) the continuation after the Effective Date of the business of the Company and SS Bank as such business is carried on immediately prior to the Effective Date.

7.         Covenants of the Company and SS Bank.

           The Company (on behalf of itself and SS Bank) and SS Bank (on behalf of itself) each hereby covenants and agrees as follows:

           7.1. Rights of Access. In addition and not in limitation of any other rights of access provided to Zions Bancorp and NS Bank herein, until the Effective Date the Company and SS Bank will give to Zions Bancorp and NS Bank and to their representatives, including their certified public accountants, KPMG Peat Marwick, full access during normal business hours to all of the property, documents, contracts, books, and records of the Company and NS Bank, and such information with respect to their business affairs and properties as Zions Bancorp or NS Bank from time to time may reasonably request; provided that copies of documents may be redacted to remove material whose disclosure is, in the judgment of independent counsel to the company, inconsistent with the fiduciary obligations of the directors of the Company or SS Bank.

           7.2.  Corporate Records, Contracts, etc.

                  (a) The Company and SS Bank will make available to Zions Bancorp and NS Bank copies of their respective articles of incorporation and bylaws, and will make available their respective minute books, all of which shall be certified to be complete and true copies.

                  (b) The Company and SS Bank will make available copies of all contracts or agreements involving amounts in excess of $25,000 to which the Company or SS Bank is a party, including but not limited to data processing contracts, service contracts, contracts to purchase or lease real property or equipment, guaranties, employment contracts, and insurance contracts pertaining to fire, accident, indemnity, fidelity, health, life, hospitalization, or other employee benefits.

                  (c) The Company and SS Bank will furnish to Zions Bancorp and NS Bank the following information with respect to properties owned by the Company and SS Bank: (i) a brief description and location of each parcel of real property owned by the Company or SS Bank, (ii) a brief description of real property covered by lease or other rental arrangements to which the Company or SS Bank is a party, including a copy of the relevant leases; and (iii) a brief description of personal property with a value in excess of $25,000 covered by lease or other rental arrangements to which the Company or SS Bank is a party, including a copy of the relevant leases.

           7.3. Monthly and Quarterly Financial Statements; Minutes of Meetings and Other Materials.

                  (a) The Company and SS Bank will continue to prepare all of the monthly and quarterly financial statements and financial reports to regulatory authorities for the months and quarterly periods ending between January 1, 1997 and the Effective Date which it customarily prepared during the period between January 1, 1995 and December 31, 1996 and shall promptly provide Zions Bancorp with copies of all such financial statements and reports. Such financial statements and reports shall be verified by the chief financial officer of the reporting entity. All of such financial statements and reports, including the related notes, schedules, and memorandum items, will have been prepared in accordance with generally accepted accounting principles applied in all material respects (except that Consolidated Reports of Condition and Consolidated Reports of Income required to be filed by SS Bank under federal law may be prepared in accordance with the official instructions applicable thereto at the time of filing).

                  (b) The Company and SS Bank shall promptly provide Zions Bancorp with (i) copies of all of its periodic reports to directors and to shareholders, whether or not such reports were prepared or distributed in connection with a meeting of the board of directors or a meeting of the shareholders, prepared or distributed between the date of this Agreement and the Effective Date, and (ii) complete copies of all minutes of meetings of its board of directors and shareholders which meetings take place between the date of this Agreement and the Effective Date, certified by the secretary or cashier or an assistant secretary or assistant cashier of the Company or SS Bank, as the case may be; provided that the copies so provided may be redacted to remove material whose disclosure is, in the judgment of independent counsel to the company, inconsistent with the fiduciary obligations of the directors of the Company or SS Bank.

           7.4. Extraordinary Transactions. Without the prior written consent of Zions Bancorp, neither the Company nor SS Bank will, on or after the date of this Agreement: (a) declare or pay any cash dividends or property dividends with respect to any class of its capital stock, with the exception of customary periodic cash dividends paid by the Company or SS Bank to holders of its common stock at such intervals and in such amounts as are in every case consistent with the amounts and intervals characteristic of that payer; (b) declare or distribute any stock dividend, authorize a stock split, or authorize, issue or make any distribution of its capital stock or any other securities (except for issuances of Company Common Stock already subscribed for or upon exercise of stock options outstanding on the date of this Agreement or issued subsequent to the date of this Agreement consistently with the next parenthetical phrase of this sentence, and except for the sale to one or more officers or employees of the Company or SS Bank, in such amounts and in a manner which are in every case consistent with past practice of the Company, of shares of Company Common Stock held in the treasury on December 31, 1996), or grant any options to acquire such additional securities (except pursuant to stock option plans in existence on the date of this Agreement and in amounts and on terms which are in every case consistent with past practice of the Company and which, in any event, will not cover more than 8,400 shares of Company Common Stock); (c) merge into, consolidate with, or sell its assets to any other corporation or person, or enter into any other transaction or agree to effect any other transaction not in the ordinary course of its business except as explicitly contemplated herein, or engage in any discussions concerning such a possible transaction except as tity of SS Bank from that in existence on the date of this Agreement to any other charter or form of entity; (e) make any direct or indirect redemption, purchase, or other acquisition of any of its capital stock; (f) except in the ordinary course of its business or to accomplish the transactions contemplated by this Agreement, incur any liability or obligation, make any commitment or disbursement, acquire or dispose of any property or asset, make any contract or agreement, or engage in any transaction; (g) other than in the ordinary course of business, subject any of its properties or assets to any lien, claim, charge, option, or encumbrance; (h) except for increases in the ordinary course of business in accordance with past practices, which together with all other compensation rate increases do not exceed 4.5 percent per annum of the aggregate payroll as of January 1, 1997, increase the rate of compensation of any employee or enter into any agreement to increase the rate of compensation of any employee; (i) create or modify any pension or profit sharing plan, bonus, deferred compensation, death benefit, or retirement plan, or the level of benefits under any such plan, nor increase or decrease any severance or termination pay benefit or any other fringe benefit;
(j) enter into any employment or personal services contract with any person or firm, including without limitation any contract, agreement, or arrangement described in Section 6.37(a) hereof, except directly to facilitate the transactions contemplated by this Agreement; nor (k) purchase any loans or loan-participation interests from, or participate in any loans originated by, any person other than the Company or SS Bank.

           7.5. Preservation of Business. Each of the Company and SS Bank will
(a) carry on its business and manage its assets and properties diligently and substantially in the same manner as heretofore; (b) maintain the ratio of its loans to its deposits at approximately the same level as existed at December 31, 1996, as adjusted to allow for seasonal fluctuations of loans and deposits of a kind and amount experienced traditionally by it; (c) manage its investment portfolio in substantially the same manner and pursuant to substantially the same investment policies as in 1995 and 1996, and will take no action to change the percentage which its investment portfolio bears to its total assets, or to lengthen the average maturity of its investment portfolio, or of any significant category thereof, to any material extent; (d) continue in effect its present insurance coverage on all properties, assets, business, and personnel; (e) use its best efforts to preserve its business organization intact; except as otherwise consented to by Zions Bancorp, to keep available its present employees; and to preserve its present relationships with customers and others having business dealings with it; (f) not do anything and not fail to do anything which will cause a breach of or default in any contract, agreement, commitment, or obligation to which it is a party or by which it may be bound;
(g) not amend its articles of incorporation or bylaws; and (h) not grant or expand any shareholders' rights to dissent from any merger.

           7.6. Comfort Letter. At the time of the effectiveness of the Registration Statement, but prior to the mailing of the proxy materials, and at the Effective Date, the Company shall furnish Zions Bancorp with a letter from McGladrey & Pullen, LLP, in form and substance acceptable to Zions Bancorp, stating that (a) they are independent accountants with respect to the Company within the meaning of the 1933 Act and the published rules and regulations thereunder, (b) in their opinion the consolidated financial statements of the Company included in the Registration Statement and examined by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder, and (c) a reading of the Company's audited consolidated financial statements and the latest available unaudited consolidated financial statements of the Company and unaudited financial statements of SS Bank and inquiries of certain officials of the Company and SS Bank responsible for financial and accounting matters as to transactions and events since the date of the most recent consolidated statement of condition included in their most recent audit report with respect to the Company did not cause them to believe that (i) the Company's audited consolidated financial statements and such latest available unaudited consolidated financial statements are not stated on a basis consistent with that followed in the Company's audited consolidated financial statements; or (ii) except as disclosed in the letter, at a specified date not more than five business days prior to the date of such letter, there was any change in the Company's capital stock or any change in consolidated long-term debt or any decrease in the consolidated net assets of the Company as compared with the respective amounts shown in the most recent Company audited consolidated financial statements. The letter shall also cover such other matters pertaining to the Company's and SS Bank's financial data and statistical information included in the Registration Statement as may reasonably be requested by Zions Bancorp.

           7.7. Affiliates' Agreements. The Company will furnish to Zions Bancorp a list of all persons known to the Company who at the date of the Company's special meeting of shareholders to vote upon the transactions contemplated by this Agreement may be deemed to be "affiliates" of the Company within the meaning of Rule 145 under the 1933 Act. The Company will use its best efforts to cause each such "affiliate" of the Company to deliver to Zions Bancorp not later than thirty days prior to the Effective Date a written agreement providing that such person will not sell, pledge, transfer or otherwise dispose of the shares of Zions Bancorp Stock to be received by such person in the Merger except in compliance with the applicable provisions of the 1933 Act and the rules and regulations thereunder.

           7.8. Inconsistent Activities. Unless and until the Merger has been consummated or this Agreement has been terminated in accordance with its terms, neither the Company nor SS Bank will (a) solicit or encourage, directly or indirectly, any inquiries or proposals to acquire more than 1 percent of the Company Common Stock or any capital stock of SS Bank or any significant portion the assets of either of them (whether by tender offer, merger, purchase of assets or other transactions of any type); (b) afford any third party which may be considering any such transaction access to its properties, books or records except as required by mandatory provisions of law; (c) enter into any discussions or negotiations for, or enter into any agreement or understanding which provides for, any such transaction, or (d) authorize or permit any of its directors, officers, employees or agents to do or permit any of the foregoing. If the Company or SS Bank becomes aware of any offer or proposed offer to acquire any shares of its capital stock or any significant portion of its assets (regardless of the form of the proposed transaction) or of any other matter which could adversely affect this Agreement, the Merger, or the Bank Merger, the Company and SS Bank shall immediately give notice thereof to Zions Bancorp.

           7.9.   [reserved]

           7.10. Certain Accruals. As of or before the close of business on the last day of the calendar month preceding the Effective Date, the Company shall have accrued the following items of expense or income, net of any applicable tax benefit or expense:

                  (a) the benefit liability of SS Bank under the Sun State Bank Salary Continuation Plan, with respect to each executive of SS Bank covered thereby, through the Effective Date;

                  (b) the cost of having terminated the EDS Contract as required by section 4.10 of this Agreement, and the cost of complying with section 11.2(b) of this Agreement;

                  (c) the expense or income accompanying the conforming of the reserve for loan and lease losses of SS Bank to the requirements of section 4.8 of this Agreement and generally accepted accounting principles;

                  (d) the cost of (i) continuation or extension after the Effective Date of any existing directors and officers liability insurance policy covering the errors and omissions of directors and officers of the Company or SS Bank preceding the Effective Date, and (ii) continuation or extension after the Effective Date of any other errors and omissions, liability, or property and casualty insurance policy providing coverage to any directors, officers or employees of the Company or SS Bank preceding the Effective Date;

                  (e) the expense, through the Effective Date, of the attorneys, accountants, investment bankers, consultants, brokers and finders, and other third parties who will have rendered services to the Company or SS Bank through the Effective Date; and

                  (f) the expenses of the Company and SS Bank from May 1, 1997 through the Effective Date with respect to Third Party Termination Costs, including reasonable provision for any such costs and related expenses which foreseeably may be incurred by the Company or SS Bank following the Effective Date, in all cases without the accrual of any offsetting income tax benefit unless the accrual of such income tax benefit is concurred in by Zions Bancorp, which concurrence will not be unreasonably withheld.


8.         Representations and Warranties of Zions Bancorp and NS Bank.

           Zions Bancorp (with respect to itself and NS Bank) and NS Bank (solely with respect to itself) each represents and warrants to the Company and SS Bank as follows:

           8.1. Organization, Powers, and Qualification. Each of Zions Bancorp and NS Bank is a corporation which is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted. Each of Zions Bancorp and NS Bank owns or possesses in the operation of its business all franchises, licenses, permits, branch certificates, consents, approvals, waivers, and other authorizations, governmental or otherwise, which are necessary for it to conduct its business as now conducted, except for those where the failure of such ownership or possession would not adversely affect its operation and properties in any material respect. Each of Zions Bancorp and NS Bank is duly qualified and licensed to do business and is in good standing in every jurisdiction in which such qualification or license is required or with respect to which the failure to be so qualified or licensed could result in material liability or adversely affect its operation and properties in any material respect.

           8.2. Execution and Performance of Agreement. Each of Zions Bancorp and NS Bank has all requisite corporate power and authority to execute and deliver this Agreement and to perform its respective terms.

           8.3. Binding Obligations; Due Authorization. This Agreement constitutes the valid, legal, and binding obligations of each of Zions Bancorp and NS Bank enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar law, or by general principles of equity. The execution, delivery, and performance of this Agreement and the transactions contemplated thereby have been duly and validly authorized by the board of directors of each of Zions Bancorp and NS Bank. No other corporate proceedings on the part of either of them are necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby.

           8.4. Absence of Default. None of the execution or the delivery of this Agreement, the consummation of the transactions contemplated thereby, or the compliance with or fulfillment of the terms thereof will conflict with, or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under the organizational documents or bylaws of Zions Bancorp or NS Bank. None of such execution, consummation, or fulfillment will
(a) conflict with, or result in a material breach of the terms, conditions, or provisions of, or constitute a material violation, conflict, or default under, or give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge, or encumbrance upon, any of the property or assets of Zions Bancorp or NS Bank pursuant to any material agreement or instrument under which it is obligated or by which any of its properties or assets may be bound, including without limitation any material lease, contract, mortgage, promissory note, deed of trust, loan, credit arrangement or other commitment or arrangement of it in respect of which it is an obligor, or (b) if the Merger is approved by the Board of Governors under the BHC, or if the Board of Governors waives its jurisdiction over the Merger, and if the transactions contemplated by this Agreement are approved by the FDIC, the Nevada Commissioner, and the Utah Commissioner, violate any law, statute, rule, or regulation of any government or agency to which Zions Bancorp or NS Bank is subject and which is material to its operations, or (c) violate any judgment, order, writ, injunction, decree, or ruling to which it or any of its properties or assets is subject or bound. None of the execution or delivery of this Agreement, the consummation of the transactions contemplated thereby, or the compliance with or fulfillment of the terms thereof will require any authorization, consent, approval, or exemption by any person which has not been obtained, or any notice or filing which has not been given or done, other than approval of or waiver of jurisdiction over the transactions contemplated by this Agreement by the Board of Governors, the FDIC, the Nevada Commissioner, and the Utah Commissioner.

           8.5.  Brokers and Advisers.

                  (a) There are no claims for brokerage commissions, finder's fees, or similar compensation arising out of or due to any act of Zions Bancorp or NS Bank in connection with the transactions contemplated by this Agreement or based upon any agreement or arrangement made by or on behalf of either of them.

                  (b) Neither Zions Bancorp nor NS Bank has entered into any agreement or understanding with any party relating to financial advisory services provided or to be provided with respect to the transactions contemplated by this Agreement.

           8.6. Books and Records. The books and records of each of Zions Bancorp and NS Bank fairly reflect the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable legal and accounting requirements. Each of Zions Bancorp and NS Bank follows generally accepted accounting principles applied on a consistent basis in the preparation and maintenance of its books of account and financial statements, including but not limited to the application of the accrual method of accounting for interest income on loans, leases, discounts, and investments, interest expense on deposits and all other liabilities, and all other items of income and expense. Each of Zions Bancorp and NS Bank has made all accruals in amounts which accurately report income and expense in the proper periods in accordance with generally accepted accounting principles. Each of Zions Bancorp and NS Bank has filed all material reports and returns required by any law or regulation to be filed by it.

           8.7. Financial Statements. Zions Bancorp has furnished to the Company its consolidated statement of condition as of each of December 31, 1994, December 31, 1995, December 31, 1996, and March 31, 1997, and its related consolidated statement of income, consolidated statement of changes in financial position, and consolidated statement of changes in stockholders' equity for each of the periods then ended, and the notes thereto (collectively, the "Zions Bancorp Financial Statements"). All of the Zions Bancorp Financial Statements, including the related notes, (a) were prepared in accordance with generally accepted accounting principles applied in all material respects, and (b) are in accordance with the books and records of Zions Bancorp which have been maintained in accordance with generally accepted accounting principles, and (c) fairly reflect the consolidated financial position of Zions Bancorp as of such dates, and the consolidated results of operations of Zions Bancorp for the periods ended on such dates, and do not fail to disclose any material extraordinary or out-of-period items, and (d) reflect, in accordance with generally accepted accounting principles applied in all material respects, adequate provision for, or reserves against, the possible loan losses of Zions Bancorp as of such dates.

           8.8. Absence of Certain Developments. Since March 31, 1997, there has been (a) no material adverse change in the condition, financial or otherwise, assets, properties, liabilities, or businesses of Zions Bancorp, and (b) no material deterioration in the quality of the loan portfolio of Zions Bancorp or of any major component thereof, and no material increase in the level of nonperforming assets or nonaccrual loans at Zions Bancorp or in the level of its provision for credit losses or its reserve for possible credit losses.

           8.9. Disclosure. No representation or warranty hereunder and no certificate, statement, or other document delivered by it hereunder or in connection with this Agreement or any of the transactions contemplated thereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading. There is no fact known to it which might materially adversely affect its business, assets, liabilities, financial condition, results of operations, or prospects which has not been disclosed in the Zions Bancorp Financial Statements or a certificate delivered by it to the Company. Copies of all documents referred to in this Agreement, unless prepared solely by the Company or solely by the Company and third parties hereto, are true, correct, and complete copies thereof and include all amendments, supplements, and modifications thereto and all waivers thereunder.


9.         Closing.

           9.1. Place and Time of Closing. Closing shall take place at the offices of Zions Bancorp, One South Main Street, Suite 1380, Salt Lake City, Utah, or such other place as the parties choose, commencing at 10:00 a.m., local time, on the Effective Date, provided that all conditions precedent to the obligations of the parties hereto to close have then been met or waived.

           9.2. Events To Take Place at Closing. At the Closing, the following actions will be taken:

                  (a) Such certificates and other documents as are required by this Agreement to be executed and delivered on or prior to the Effective Date and have not been so executed and delivered, and such other certificates and documents as are mutually deemed by the parties to be otherwise desirable for the effectuation of the Closing, will be so executed and delivered; and then

                  (b) The Merger and the issuance of shares incident thereto shall be effected; provided, however, that the administrative and ministerial aspects of the issuance of shares incident to the Merger will be settled as soon thereafter as shall be reasonable under the circumstances; and then

                  (c) The Bank Merger shall be effected.


10.        Termination, Damages for Breach, Waiver, and Amendment.

           10.1. Termination by Reason of Lapse of Time. This Agreement may be terminated by any party on or after March 31, 1998, by instrument duly authorized and executed and delivered to the other parties, unless the Effective Date shall have occurred on or before such date.

           10.2. Grounds for Termination. This Agreement may be terminated by written notice of termination at any time before the Effective Date (whether before or after action by shareholders of the Company):

                  (a) by mutual consent of the parties hereto;

                  (b) by Zions Bancorp, upon written notice to the Company given at any time (i) if any of the representations and warranties of the Company or SS Bank contained in Section 6 hereof was materially incorrect when made, or
(ii)
in the event of a material breach or material failure by the Company or SS Bank of any covenant or agreement of the Company or SS Bank contained in this Agreement which has not been, or cannot be, cured within thirty days after written notice of such breach or failure is given to the Company or SS Bank, as the case may be;

                  (c) by the Company, upon written notice to Zions Bancorp given at any time (i) if any of the representations and warranties of Zions Bancorp or NS Bank contained in Section 8 hereof was materially incorrect when made, or
(ii) in the event of a material breach or material failure by Zions Bancorp or NS Bank of any covenant or agreement of Zions Bancorp or NS Bank contained in this Agreement which has not been, or cannot be, cured within thirty days after written notice of such breach or failure is given to Zions Bancorp or NS Bank, as the case may be; or

                  (d) by either Zions Bancorp or the Company upon written notice given to the other if the board of directors of either Zions Bancorp or the Company shall have determined in its sole judgment made in good faith, after due consideration and consultation with counsel, that the Merger has become inadvisable or impracticable by reason of the institution of litigation by the federal government or the government of the State of Nevada or the State of Utah to restrain or invalidate the transactions contemplated by this Agreement.

           10.3. Effect of Termination. In the event of the termination and abandonment hereof pursuant to the provisions of Section 10.1 or Section 10.2, this Agreement shall become void and have no force or effect, without any liability on the part of Zions Bancorp, NS Bank the Company, or SS Bank, or their respective directors or officers or shareholders in respect of this Agreement. Notwithstanding the foregoing, (a) as provided in Section 11.4 of this Agreement, the confidentiality agreement contained in that section shall survive such termination, and (b) if such termination is a result of any of the representations and warranties of a party being materially incorrect when made or a result of the material breach or material failure by a party of a covenant or agreement hereunder, such party whose representations and warranties were materially incorrect or who materially breached or failed to perform its covenant or agreement shall be liable in the amount of $1,000,000 to the other party or parties hereto that are not affiliated with it.

           10.4. Waiver of Terms or Conditions. Any of the terms or conditions of this Agreement may be waived at any time prior to the Effective Date by the party which is, or whose shareholders are, entitled to the benefit thereof, by action taken by the board of directors of such party, or by its chairman, or by its president; provided that such waiver shall be in writing and shall be taken only if, in the judgment of the board of directors or officer taking such action, such waiver will not have a materially adverse effect on the benefits intended hereunder to the shareholders of its or his corporation; and the other parties hereto may rely on the delivery of such a waiver as conclusive evidence of such judgment and the validity of the waiver.

           10.5.  Amendment.

                  (a) Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement and the exhibits hereto may be amended, supplemented, or interpreted at any time prior to the Effective Date by written instrument duly authorized and executed by each of the parties hereto; provided, however, that this Agreement may not be amended after the action by shareholders of the Company in any respect that would prejudice the economic interests of such Company shareholders, or any of them, except as specifically provided herein or by like action of such shareholders.

                  (b) If Zions Bancorp and the Company should mutually determine (following receipt of advice of legal or other counsel) that it has become inadvisable or inexpedient to effectuate the transactions contemplated by this

Agreement through means of a sequence of mergers such as is contemplated herein, then the parties hereto agree to effect such change in the form of transaction as described especially in Sections 1.1 and 9.2 of this Agreement by written instrument in amendment of this Agreement.


11.        General Provisions.

           11.1. Allocation of Costs and Expenses. Except as provided in this Section, each party hereto shall pay its own fees and expenses, including without limitation the fees and expenses of its own counsel and its own accountants and tax advisers, incurred in connection with this Agreement and the transactions contemplated thereby. For purposes of this Section, (i) the cost of printing and delivering the proxy statement and other material to be transmitted to shareholders of the Company shall be deemed to be incurred on behalf of the Company, (ii) the cost of registering under federal and state securities laws the stock of Zions Bancorp to be received by the shareholders of the Company shall be deemed to be incurred on behalf of Zions Bancorp, and (iii) the costs referred to in Section 7.10 shall be deemed to be incurred on behalf of the Company.

           11.2.  Mutual Cooperation.

                  (a) General. Subject to the terms and conditions herein provided, each party shall use its best efforts, and shall cooperate fully with the other party, in carrying out the provisions of this Agreement and in making all filings and obtaining all necessary governmental approvals, and shall execute and deliver, or cause to be executed and delivered, such governmental notifications and additional documents and instruments and do or cause to be done all additional things necessary, proper, or advisable under applicable law to consummate and make effective the transactions contemplated hereby.

                  (b) Data Processing Conversion. Prior to the Effective Date, the parties shall cooperate, and shall make all reasonable efforts to cause their respective data processing service providers to cooperate, to complete all reasonable steps for an orderly transfer of all applicable data tapes and processing information, and to facilitate an electronic and systematic conversion of all applicable data regarding SS Bank to NS Bank's own system of electronic data processing by the next business day following the Effective Date. Each party shall bear its own costs associated with the transfer of tapes and information and the conversion of data. Prior to the Effective Date, SS Bank will provide all test tapes and reports necessary to complete the transfer and will provide a test tape and deconversion reports within fifteen days of the date of this Agreement, a preliminary tape and set of deconversion reports six weeks prior to the Effective Date, and an updated preliminary tape and set of deconversion reports no more than two weeks prior to the Effective Date. SS Bank shall also arrange the delivery to NS Bank at the main office of NS Bank (or at such other location as has been designated in writing by NS Bank no later than five business days before the Effective Date) no later than 6:00 a.m. Pacific time on the day immediately following the Effective Date, two duplicate final data processing conversion file packages and deconversion reports in an industry standard format.

           11.3. Form of Public Disclosures. Zions Bancorp and the Company shall mutually agree in advance upon the form and substance of all public disclosures concerning this Agreement and the transactions contemplated hereby.

           11.4. Confidentiality. Zions Bancorp, NS Bank, the Company, SS Bank, and their respective subsidiaries shall use all information that each obtains from the other pursuant to this Agreement solely for the effectuation of the transactions contemplated by this Agreement or for other purposes consistent with the intent of this Agreement. Neither Zions Bancorp, NS Bank, the Company, SS Bank, nor their respective subsidiaries shall use any of such information for any other purpose, including, without limitation, the competitive detriment of the other party. Zions Bancorp and NS Bank, on the one hand, and the Company and SS Bank, on the other hand, shall maintain as strictly confidential all information each of them learns from the other and shall, at any time, upon the request of the other, return promptly to it all documentation provided by it or made available to third parties. Each of the parties may disclose such information to its respective affiliates, counsel, accountants, tax advisers, and consultants. The confidentiality agreement contained in this Section 11.4 shall remain operative and in full force and effect, and shall survive the termination of this Agreement.

           11.5.  Claims of Brokers.

                  (a) Each of the Company and SS Bank shall indemnify, defend, and hold Zions Bancorp and NS Bank harmless for, from, and against any claim, suit, liability, fees, or expenses (including, without limitation, attorneys' fees and costs of court) arising out of any claim for brokerage commissions, finder's fees, or similar compensation arising out of or due to any of its acts in connection with the transactions contemplated by this Agreement or based upon any agreement or arrangement made by it or on its behalf with respect to Zions Bancorp or NS Bank.

                  (b) Each of Zions Bancorp and NS Bank shall indemnify, defend, and hold the Company and SS Bank harmless for, from, and against any claim, suit, liability, fees, or expenses (including, without limitation, attorneys' fees and costs of court) arising out of any claim for brokerage commissions, finder's fees, or similar compensation arising out of or due to any of its acts in connection with any of the transactions contemplated by this Agreement or based upon any agreement or arrangement made by it or on its behalf with respect to the Company or SS Bank.

           11.6.  Information for Applications and Registration Statement.

                  (a) Each party represents and warrants that all information concerning it which is included in any statement and application (including the Registration Statement) made to any governmental agency in connection with the transactions contemplated by this Agreement shall not, with respect to such party, omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. The party so representing and warranting will indemnify, defend, and hold harmless the other, each of its directors and officers, each underwriter and each person, if any, who controls the other within the meaning of the Securities Act, for, from and against any and all losses, claims, suits, damages, expenses, or liabilities to which any of them may become subject under applicable laws (including, but not limited to, the Securities Act and the Exchange Act) and rules and regulations thereunder and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any actions whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such application or statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by the representing and warranting party expressly for use therein. Each party agrees at any time upon the request of the other to furnish to the other a written letter or statement confirming the accuracy of the information contained in any proxy statement, registration statement, report, or other application or statement, and confirming that the information contained in such document was furnished expressly for use therein or, if such is not the case, indicating the inaccuracies contained in such document or draft or indicating the information not furnished expressly for use therein. The indemnity agreement contained in this Section 11.6(a) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any of the other parties, and shall survive the termination of this Agreement or the consummation of the transactions contemplated thereby.

                  (b) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement contained in Section 11.6(a) of this Agreement is for any reason held by a court of competent jurisdiction to be unenforceable as to any or every party, then the parties in such circumstances shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claims asserted) to which any party may be subject in such proportion as the court of law determines based on the relative fault of the parties.

           11.7.  Standard of Materiality.

                  (a) For purposes of Sections 4, 6, and 7 of this Agreement, the terms "material" and "materially," when used with reference to items normally expressed in dollars, shall be deemed to refer to amounts individually and in the aggregate in excess of 3 percent of the shareholders' equity of the Company as of December 31, 1996, as determined in accordance with generally accepted accounting principles.

                  (b) For purposes of Sections 5 and 8 of this Agreement, the terms "material" and "materially," when used with reference to items normally expressed in dollars, shall be deemed to refer to amounts individually and in the aggregate in excess of 3 percent of the shareholders' equity of Zions Bancorp as of December 31, 1996, as determined in accordance with generally accepted accounting principles.

                  (c) For other purposes and, notwithstanding subsections (a) and (b) of this section 11.7, when used anywhere in this Agreement with explicit reference to any of the federal securities laws or to the Registration Statement, the terms "material" and "materially" shall be construed and understood in accordance with standards of materiality as judicially determined under the federal securities laws.

           11.8.  Covenants of Zions Bancorp.

                  (a) From the date hereof to the Effective Date, Zions Bancorp shall, contemporaneously with the filing with the SEC of any periodic or current report pursuant to section 13 of the Exchange Act, deliver a copy of such report to the Company.

                  (b) During the twenty consecutive trading days ending on and including the fifth trading day preceding the Effective Date, except such days within such period as are not within the Pricing Period, Zions Bancorp shall not repurchase Zions Bancorp Stock in the open market unless done both (i) in connection with, and consistently with established patterns of stock repurchases with regard to, a dividend reinvestment plan, employee stock savings plan, employee investment savings plan, 401(k) plan, or similar plan, and (ii) following the receipt of favorable advice from independent securities counsel for Zions Bancorp.

                  (c) Following the Effective Date neither Zions Bancorp nor NS Bank will take any action to abrogate or diminish any right accorded under the articles of incorporation or by-laws of the Company or SS Bank as they existed immediately prior to the Effective Date to any person who, on or prior to the Effective Date, was a director or officer of the Company or SS Bank to indemnification from or against losses, expenses, claims, demands, damages, liabilities, judgments, fines, penalties, costs, expenses (including without limitation reasonable attorneys fees) and amounts paid in settlement pertaining to or incurred in connection with any threatened or actual action, suit, claim, or proceeding (whether civil, criminal, administrative, arbitration, or investigative) arising out of events, matters, actions, or omissions occurring on or prior to the Effective Date. To the extent not provided by the foregoing, following the Effective Date and to the extent permitted by law, all rights to such indemnification accorded under the articles of incorporation and by-laws of the Company or SS Bank to any person who, on or prior to the Effective Date, was a director or officer of the Company or SS Bank shall survive the Effective Date and, following the Merger and the Bank Merger, to the extent permitted by law, Zions Bancorp and NS Bank will honor such obligations in accordance with their terms with respect to events, acts, or omissions occurring prior to the Effective Date.

           11.9. Adjustments for Certain Events. Anything in this agreement to the contrary notwithstanding, all prices per share and exchange ratios referred to in this Agreement shall be appropriately adjusted to account for stock dividends, split-ups, mergers, recapitalizations, combinations, conversions, exchanges of shares or the like, but not for normal and recurring cash dividends declared or paid in a manner consistent with the established practice of the payer.

           11.10. Stock Repurchases. The Company and SS Bank acknowledge that from time to time Zions Bancorp repurchases shares of its common stock in the open market in accordance with market conditions. Nothing in this Agreement shall be construed to abridge the right of Zions Bancorp to continue to do so in compliance with Exchange Act rules and regulations and pursuant to advice of independent securities counsel for Zions Bancorp.

           11.11. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counterparts have been signed by each of the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for the other counterpart.

           11.12. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to their commitments to one another and their undertakings vis-a-vis one another on the subject matter hereof. Any previous agreements or understandings among the parties regarding the subject matter hereof are merged into and superseded by this Agreement. Nothing in this Agreement express or implied is intended or shall be construed to confer upon or to give any person, other than Zions Bancorp, NS Bank, the Company, SS Bank, and their respective shareholders, any rights or remedies under or by reason of this Agreement. Nothing in this Agreement express or implied is intended or shall be construed to make shareholders or former shareholders of the Company, in their capacities as shareholders or former shareholders, liable for any damages incurred by Zions Bancorp, NS Bank or any other person for whose benefit the Company or SS Bank has made or makes any representation, warranty, covenant, or agreement hereunder.

           11.13. Survival of Representations, Warranties, and Covenants. Except as otherwise provided in this Agreement, the respective representations, warranties, and covenants of each party to this Agreement shall not survive the Effective Date. If either party should breach a representation, warranty, or covenant contained in this Agreement through fraud, deliberate misrepresentation, or other intentional tortious conduct, or through gross negligence, then the representation, warranty, or covenant so breached shall be deemed to have survived for six years following the Effective Date. Each party shall be deemed to have relied upon each and every representation and warranty of the other parties regardless of any investigation heretofore or hereafter made by or on behalf of such party.

           11.14. Officers' Certificates. Each certificate executed and delivered by an officer of a party pursuant to this Agreement shall be deemed to have been executed and delivered by such officer in his or her capacity as an officer of the party on whose behalf the certificate is executed and delivered, and not in his or her personal capacity, and such officer shall have no personal liability by reason of his or her execution or delivery of any such certificate in the absence of fraud, deliberate misrepresentation, other intentional tortious conduct, or gross negligence on the part of that officer.

           11.15. Section Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, government or political subdivision or agency or instrumentality thereof, association, unincorporated organization, or any other entity.

           11.16. Notices. All notices, consents, waivers, or other communications which are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be addressed to the appropriate address of each party as follows:

If to Zions Bancorp or NS Bank:

           Zions Bancorporation
           One South Main Street, Suite 1380
           Salt Lake City, Utah  84111

           Attention:           Mr. Harris H. Simmons
                                President and Chief Executive Officer

With a required copy to:

           Brian D. Alprin, Esq.
           Duane, Morris & Heckscher
           1667 K Street, N.W., Suite 700
           Washington, D.C.  20006

If to the Company or SS Bank:

           Sun State Capital Corporation
           4240 West Flamingo Road
           Las Vegas, Nevada  89126

           Attention:           Mr. John Dedolph
                                President and Chief Executive Officer

With a required copy to:

           Herbert H. Davis, III, Esq.
           Rothgerber, Appel, Powers & Johnson LLP
           Suite 3000, One Tabor Center
           1200 Seventeenth Street
           Denver, Colorado  80202-5839


           All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.

           11.17. Choice of Law and Venue. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof. The parties hereby designate Clark County, Nevada to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the State of Nevada. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

           11.18. Knowledge of a Party. References in this Agreement to the knowledge of a party shall mean the knowledge possessed by any of such parties or the present executive officers of such party including, without limitation, information which is or has been in the books and records of such party.

           11.19. Binding Agreement. This Agreement shall be binding upon the parties and their respective successors and assigns.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                               ZIONS BANCORPORATION



Attest:__________________________              By:_____________________________
           Dale M. Gibbons                              Harris H. Simmons
        Senior Vice President                             President and
            and Secretary                             Chief Executive Officer



                                               NEVADA STATE BANK



Attest:__________________________              By:_____________________________
          Gordon E. Bywater                           George B. Hofmann III
        Senior Vice President                               President and
            and Secretary                             Chief Executive Officer



                                               SUN STATE CAPITAL CORPORATION



Attest:__________________________              By:_____________________________
                                                           John Dedolph
                                                           President and
                                                      Chief Executive Officer



                                               SUN STATE BANK



Attest:__________________________              By:_____________________________
                                                           John Dedolph
                                                           President and
                                                      Chief Executive Officer

                                    )
State of Utah                       )
                                    )        ss.
County of Salt Lake                 )
                                    )

          On this twenty-first day of May, 1997, before me personally appeared Harris H. Simmons, to me known to be the President and Chief Executive Officer of Zions Bancorporation, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.





                                                  ____________________________
                                                         Notary Public

                                    )
State of Nevada                     )
                                    )        ss.
County of Clark                     )
                                    )

          On this twenty-first day of May, 1997, before me personally appeared George B. Hofmann III, to me known to be the President and Chief Executive Officer of Nevada State Bank, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.





                                                  ______________________________
                                                           Notary Public

                                    )
State of Nevada                     )
                                    )        ss.
County of Clark                     )
                                    )

          On this twenty-first day of May, 1997, before me personally appeared John Dedolph, to me known to be the President and Chief Executive Officer of Sun State Capital Corporation and the President and Chief Executive Officer of Sun State Bank, and acknowledged said instrument to be the free and voluntary act and deed of each of said corporations, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seals affixed are the respective corporate seals of said corporations.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.





                                                  _____________________________
                                                          Notary Public

         The undersigned members of the Board of Directors of Sun State Capital Corporation (the "Company"), acknowledging that Zions Bancorporation ("Zions Bancorp") has relied upon the action heretofore taken by the board of directors in entering into the Agreement, and has required the same as a prerequisite to Zions Bancorp's execution of the Agreement, do individually and as a group agree, subject to their fiduciary duties to shareholders, to support the Agreement and to recommend its adoption by the other shareholders of the Company.

         The undersigned do hereby, individually and as a group, until the Effective Date or termination of the Agreement, further agree to refrain from soliciting or, subject to their fiduciary duties to shareholders, negotiating or accepting any offer of merger, consolidation, or acquisition of any of the shares or all or substantially all of the assets of the Company or Sun State Bank.





____________________________          _____________________________


____________________________          _____________________________


____________________________          _____________________________


____________________________          ______________________________

                                   EXHIBIT I

                                MERGER AGREEMENT

                               AGREEMENT OF MERGER


         This Agreement of Merger is made and entered into as of [_______________], 1997, between ZIONS BANCORPORATION ("Zions Bancorp"), a corporation organized under the laws of the State of Utah, and SUN STATE CAPITAL CORPORATION (the "Company"), a corporation organized under the laws of the State of Nevada. Zions Bancorp and the Company are hereinafter sometimes individually called a "Constituent Corporation" and collectively called the "Constituent Corporations."

                                    RECITALS

         Zions Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. As of [_______________], 1997, the authorized capital stock of Zions Bancorp consisted of [__________] shares of Common Stock, no par value, of which [_______] shares were issued and outstanding; no shares of capital stock were held in its treasury on such date.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. As of [_______________], 1997, the authorized capital stock of the Company consisted of (i) 1,000,000 shares of preferred stock, $100 par value, of which 40,000 were designated as 1992 Series Preferred Stock (the "Company Preferred Stock"), of which [_______] were issued and outstanding, and non of which were held in its treasury on such date; and (ii) 10,000,000 shares of Company Common Stock, $0.01 par value (the "Company Common Stock"), of which [___________] shares were issued and outstanding; no shares of capital stock were held in its treasury on such date.

         Zions Bancorp and the Company have entered into an Agreement and Plan of Reorganization, dated May 21, 1997 (the "Plan of Reorganization"), setting forth certain representations, warranties, and agreements in connection with the transactions therein and herein contemplated, which contemplates the merger of the Company with and into Zions Bancorp (the "Merger") in accordance with this Agreement of Merger (the "Agreement").

         The Boards of Directors of each of Zions Bancorp and the Company deem the Merger advisable and in the best interests of each corporation and its stockholders. The Boards of Directors of each of Zions Bancorp and the Company, by resolutions duly adopted, have approved the Plan of Reorganization. The Boards of Directors of each of Zions Bancorp and the Company, by resolutions duly adopted, have approved this Agreement. The Board of Directors of the Company has directed that this Agreement, and authorization for the transactions contemplated hereby, be submitted to stockholders of the Company for approval. Pursuant to section 16-10a-1103 of the Utah Business Corporation Act, approval by the shareholders of Zions Bancorp is not required.

         At the Effective Date (as defined in Section 1.1 below) shares of Company Common Stock shall be converted into the right to receive shares of the common stock of Zions Bancorp, no par value (the "Zions Bancorp Stock"), or cash, or a combination of Zions Bancorp Stock and cash, as provided herein.

         In consideration of the premises and the mutual covenants and agreements herein contained and subject to the terms and conditions of the Agreement, the parties hereto hereby covenant and agree as follows:

                                    ARTICLE I

         1.1. Merger of the Company into Zions Bancorp. The Company shall be merged with and into Zions Bancorp on the date and at the time to be specified in the Articles of Merger to be filed with the Division of Corporations and Commercial Code of the State of Utah pursuant to section 16-10a-1105 of the Utah Business Corporation Act and the Secretary of State of the State of Nevada pursuant to section 92A.200 of the Nevada General Corporation Law (such date and time being referred to herein as the "Effective Date").

         1.2. Effect of the Merger. At the Effective Date:

                  (a) The Company and Zions Bancorp shall be a single corporation, which shall be Zions Bancorp. Zions Bancorp is hereby designated as the surviving corporation in the Merger and is hereinafter sometimes called the "Surviving Corporation."

                  (b) The separate existence of the Company shall cease.

                  (c) The Surviving Corporation shall have all the rights, privileges, immunities, and powers and shall assume and be subject to all the duties and liabilities of a corporation organized under the Utah Business Corporation Act.

                  (d) The Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest of and belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger.

                  (e) The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. The Surviving Corporation expressly assumes and agrees to perform all of the Company's liabilities and obligations. Neither the rights of creditors nor any liens upon the property of either Constituent Corporation shall be impaired by the Merger.

                  (f) The Articles of Incorporation of Zions Bancorp as they exist immediately prior to the Effective Date shall be the Articles of Incorporation of the Surviving Corporation until later amended pursuant to Utah law.

                  (g) At the Effective Date and until surrendered for exchange and payment, each outstanding stock certificate which, prior to the Effective Date, represents shares of Company Common Stock shall, without further action, cease to be an issued and existing share and shall be converted into a right to receive from Zions Bancorp, and shall for all purposes represent the right to receive, upon surrender of the certificate representing such shares, the number of shares of Zions Bancorp Stock and the amount of cash specified in Article III; provided that, with respect to any matters relating to stock certificates representing Company Common Stock, Zions Bancorp may rely conclusively upon the record of stockholders maintained by the Company containing the names and addresses of the holders of record of the Company's Common Stock at the Effective Date.

         1.3. Acts to Carry Out This Merger Plan.

                  (a) The Company and its proper officers and directors shall and will do all such acts and things as may be necessary or proper to vest, perfect, or confirm title to such property or rights in Zions Bancorp and otherwise to carry out the purposes of this Agreement.

                  (b) If, at any time after the Effective Date, Zions Bancorp shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect, or confirm, of record or otherwise, in Zions Bancorp its right, title, or interest in or under any of the rights, properties, or assets of the Company acquired or to be acquired by Zions Bancorp as a result of, or in connection with, the Merger, or
(ii) otherwise carry out the purposes of this Agreement, the Company and its proper officers and directors shall be deemed to have granted to Zions Bancorp an irrevocable power of attorney to execute and deliver all such proper deeds, assignments, and assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of such rights, properties, or assets in Zions Bancorp and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of Zions Bancorp are fully authorized in the name of the Company or otherwise to take any and all such action.


                                   ARTICLE II

         2.1. Capitalization. The authorized shares of capital stock of Zions Bancorp as of the Effective Date shall be [__________] shares of Common Stock, no par value.

         2.2. By-Laws. The By-Laws of Zions Bancorp as they exist immediately prior to the Effective Date shall be the By-Laws of Zions Bancorp until later amended pursuant to Utah law.


                                   ARTICLE III

         3.1. Manner of Converting Shares.

                  (a) Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth in this Subparagraph (a). Additional terms may be defined elsewhere herein.

                           (i) Average Closing Price. The average (rounded to
the nearest penny) of each Daily Sales Price over the Pricing Period.

                           (ii) Daily Sales Price. For any trading day, the last
reported sale price or, if no such reported sale takes place, the mean (unrounded) of the closing bid and asked prices of Zions Bancorp Stock in the over-the-counter market as such prices are reported by the automated quotation system of the National Association of Securities Dealers, Inc., or in the absence thereof by such other source upon which Zions Bancorp and the Company shall mutually agree.

                           (iii) Dissenting Shares. The shares of Company Common
Stock held by those shareholders of the Company who have timely and properly exercised their dissenters' rights in accordance with all applicable laws (the "Appraisal Laws").

                           (iv) Pricing Period. The twenty consecutive trading
days ending on and including the fifth trading day preceding the Effective Date, except that if prior to the fifth trading day preceding the Effective Date Zions Bancorp shall have publicly announced its entry into a definitive agreement providing for a change in control (which for purposes of this paragraph means a sale of more than 50 percent of the voting stock of Zions Bancorp to an unaffiliated person, or a sale of more than 50 percent of the voting stock of Zions First National Bank ("Zions Bank") to an unaffiliated person, or a merger or consolidation or a sale of all or substantially all of the assets of Zions Bancorp or Zions Bank with or to an unaffiliated person in a transaction in which individuals who constitute the board of directors of Zions Bancorp or Zions Bank, as the case may be, prior to the transaction cease to constitute at least a majority thereof following the transaction), then the Pricing Period shall be the twenty consecutive trading days ending on and including the trading day preceding such public announcement.

                           (v) Purchase Price. The sum of the amounts described
in subsections (A) through (E) of this section 3.1(a)(v), reduced by the amounts described in subsections (F) through (H) of this section 3.1(a)(v).

                                    (A) Base Purchase Price. $37,000,000.

                                    (B) Earn-Out. The consolidated net
undistributed income of the Company during the period beginning on May 1, 1997 and ending on the close of business on the last day of the calendar month preceding the Effective Date, calculated in accordance with generally accepted accounting principles. For the purpose of calculating consolidated net undistributed income of the Company, (I) the effect of any undistributed gain, net of taxes, derived from activities or transactions which are not in the ordinary course of its banking operations (such as, without limitation, the sale of securities or loans, of capital assets, or of lines of business), all of which shall be determined in accordance with generally accepted accounting principles, shall be excluded except as mutually agreed by the parties hereto; and (II) any loss, net of taxes, resulting from operating transactions recommended by the Company to Zions Bancorp as likely to produce economic benefits to the Company and approved in writing by Zions Bancorp prior to their effectuation shall be excluded. It is understood that the amount calculated under this section 3.1(a)(v)(B) may be a negative number and that the effect of summing such a negative number would be a reduction in the Purchase Price.

                                    (C) Prorated Earn-Out. The product of the
daily average of the consolidated net undistributed income of the Company during the period and calculated in the manner prescribed in section 3.1(a)(v)(B) hereof (first reduced, however, solely for purposes of performing calculations under this section 3.1(a)(v)(C), by the expenses of the Company between May 1, 1997 and the close of business on the last day of the calendar month preceding the Effective Date (net of any applicable tax benefit or expense) with respect to (I) attorneys, accountants, investment bankers, consultants, brokers and finders, and other third parties who have or will have rendered services to the Company or SS Bank in connection with the Merger, and (II) Third Party Termination Costs, which for purposes of this Agreement mean damages, penalties, liquidated damages, termination fees, break-up fees, topping fees, expense-reimbursement provisions, repurchases of stock options, fees in settlement of actual or threatened litigation, and other similar costs and related expenses incurred to resolve outstanding claims or relationships with any party other than Zions Bancorp and its subsidiary, Nevada State Bank, in connection with a potential change in control) times the number of days in the month of the Effective Date which precede the Effective Date. It is understood that the amount calculated under this section 3.1(a)(v)(C) may be a negative number and that the effect of summing such a negative number would be a reduction in the Purchase Price.

                                    (D) Option-Exercise Proceeds. The aggregate
contributions to capital of the Company caused by the payments accompanying the exercise of any stock options after April 30, 1997.

                                    (E) Proceeds of Sale of Treasury Shares. The
proceeds to the Company of sales of shares out of the treasury after April 30, 1997, net of the cost to the Company of purchases of shares into the treasury after April 30, 1997. It is understood that the amount calculated under this section 3.1(a)(v)(E) may be a negative number and that the effect of summing such a negative number would be a reduction in the Purchase Price.

                                    (F) Reduction for Extraordinary Dividends.
The excess of the dividends and distributions declared or paid by the Company with respect to all classes of its capital stock between January 1, 1997 and April 30, 1997 over the dividends and distributions that are customarily paid by the Company to holders of all classes of its capital stock during the January 1-April 30 period. It is understood that the amount calculated under this section 3.1(a)(v)(F) may be a negative number and that the effect of reducing the Purchase Price by such a negative number would be an increase in the Purchase Price.

                                    (G) Reduction for Transaction Fees. The
consolidated net after-tax expenses of the Company between January 1, 1997 and April 30, 1997 with respect to attorneys, accountants, investment bankers, consultants, brokers and finders, and other third parties who have or will have rendered services to the Company or its subsidiary, Sun State Bank, in connection with any potential change in control (which for purposes of this paragraph and paragraph (H) immediately below means a potential sale of more than 50 percent of the voting stock of the Company to an unaffiliated person, or a potential sale of more than 50 percent of the voting stock of Sun State Bank to an unaffiliated person, or a potential merger or consolidation or a potential sale of all or substantially all of the assets of the Company or Sun State Bank with or to an unaffiliated person in a transaction in which individuals who constitute the board of directors of the Company or Sun State Bank, as the case may be, prior to the transaction would cease to constitute at least a majority thereof following the transaction), including, without limitation, the Merger and the merger of Sun State Bank with and into Nevada State Bank.

                                    (H) Reduction for Third Party Termination
Costs. The consolidated expenses of the Company between January 1, 1997 and April 30, 1997 with respect to Third Party Termination Costs, without the accrual of any offsetting income tax benefit unless the accrual of such income tax benefit is concurred in by Zions Bancorp, which concurrence will not be unreasonably withheld.

                           (vi) Zions Bancorp Stock. The common stock of Zions
Bancorp, no par value.

                  (b) Form of Consideration. Subject to the terms, conditions, and limitations set forth herein, upon surrender of his or her certificate or certificates:

                           (i) Holders of Company Preferred Stock. Each holder
of shares of Company Preferred Stock shall be entitled to receive, in exchange for each share of Company Preferred Stock held of record by such stockholder as of the Effective Date, at his or her election except as provided herein one of the following, or a combination of Zions Bancorp Stock and cash determined in accordance with section 3.2 of this Agreement:

                                    (A) that number of shares of Zions Bancorp
Stock calculated by dividing $110 plus accrued and unpaid dividends on one share of Company Preferred Stock by the Average Closing Price (the "Preferred Stock Consideration"); or

                                    (B) $110 per share plus accrued and unpaid
dividends on one share of Company Preferred Stock (the "Preferred Cash Consideration").

                           (ii) Holders of Company Common Stock. Each holder of
shares of Company Common Stock shall be entitled to receive, in exchange for each share of Company Common Stock held of record by such stockholder as of the Effective Date, at his or her election except as provided herein one of the following, or a combination of Zions Bancorp Stock and cash determined in accordance with section 3.2 of this Agreement:

                                    (A) that number of shares of Zions Bancorp
Stock calculated by dividing the Purchase Price by the Average Closing Price, and by further dividing the number so reached by the number of shares of Company Common Stock that shall be issued and outstanding at the Effective Date (the "Common Stock Consideration"); or

                                    (B) that amount of cash calculated by
dividing the Purchase Price by the number of shares of Company Common Stock that shall be issued and outstanding at the Effective Date (the "Common Cash Consideration").

         3.2.  Elections.

                  (a) Certain Definitions.

                           (i) Stock Consideration. Preferred Stock
Consideration and Common Stock Consideration are referred to collectively in this Agreement as "Stock Consideration."

                           (ii) Cash Consideration. Preferred Cash Consideration
and Common Cash Consideration are referred to collectively in this Agreement as "Cash Consideration."

                           (iii) Company Stock. Company Preferred Stock and
Company Common Stock are referred to collectively in this Agreement as "Company Stock."

                  (b) Entitlement to Elect. Subject to the election and allocation procedures set forth in this section, each holder of Company Stock (other than holders of dissenting shares) will be entitled, with respect to each share of Company Stock held by such holder, to (i) elect to receive the Stock Consideration (a "Stock Election"), or (ii) elect to receive the Cash Consideration (a "Cash Election"), or (iii) indicate that such holder has no preference as between receipt of the Stock Consideration and receipt of the Cash Consideration (a "Non-Election"). With respect to each share of Company Preferred Stock covered by a Non-Election, a Cash Election shall be deemed to have been made by the holder of such share.

                  (c) Cash Election Number. The number of shares of Company Common Stock to be converted into the right to receive the Cash Consideration in the Merger shall be no greater than (i) 49 percent of the sum of (A) the number of shares of Company Common Stock issued and outstanding or held in the Company's treasury immediately prior to the Effective Time and (B) the product of a fraction, the numerator of which is the Preferred Cash Consideration and the denominator of which is the Common Cash Consideration (such fraction the "Preferred/Common Conversion Factor"), times the number of shares of Company Preferred Stock issued and outstanding or held in the Company's treasury immediately prior to the Effective Time, less (ii) the sum of (A) the Dissenting Shares and (B) the quotient computed by dividing the aggregate amount of cash to be received by holders of Company Preferred Stock pursuant to section 3.1(b)(i) of this Agreement by the Common Cash Consideration and (C) the quotient computed by dividing the aggregate amount of cash to be received by each shareholder of the Company pursuant to Section 3.3 hereof by the Common Cash Consideration. The maximum number of shares of Company Common Stock to be converted into the right to receive the Cash Consideration, as calculated pursuant to this paragraph, is referred to in this Agreement as the "Cash Election Number."

                  (d) Election -Adjustments. If the aggregate number of shares of Company Common Stock covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, (i) all shares of Company Common Stock covered by Stock Elections (the "Stock Election Shares") and all shares of Company Common Stock covered by Non-Elections (the "Non-Election Shares") shall be converted into the right to receive the Stock Consideration, and (ii) all Cash Election Shares shall be converted into the right to receive Zions Bancorp Stock and cash in the following manner: each Cash Election Share shall be converted into the right to receive (A) an amount in cash, without interest, equal to the product of (1) the Common Cash Consideration and (2) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (B) a number of shares of Zions Bancorp Stock equal to the product of (1) the Common Stock Consideration and (2) a fraction equal to one minus the Cash Fraction.

                  (e) Non-Election Adjustments. In the event that Section 3.2(d) of this Agreement is not applicable, all Cash Election Shares and all shares of Company Preferred Stock covered by Non-Elections shall be converted into the right to receive the Common Cash Consideration and Preferred Cash Consideration, respectively, all Stock Election Shares shall be converted into the right to receive the Stock Consideration, and the Non-Election Shares, if any, shall be converted into the right to receive (i) if the aggregate number of Cash Election Shares and Non-Election Shares does not exceed the Cash Election Number, Common Cash Consideration for each Non-Election Share and (ii) if such aggregate number does exceed the Cash Election Number, Zions Bancorp Stock and cash in the following manner: each Non-Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Common Cash Consideration and (y) a fraction (the "Non-Election Fraction"), the numerator of which shall be the excess of (A) the Cash Election Number over (B) the total number of Cash Election Shares and the denominator of which shall be the total number of Non- Election Shares and (ii) a number of shares of Zions Bancorp Stock equal to the product of (x) the Common Stock Consideration and (y) a fraction equal to one minus the Non-Election Fraction.

                  (f) Adjustments Relating to Tax Opinions. If the tax opinion referred to in section 3.4 of the Plan of Reorganization cannot be rendered (as reasonably determined by the person that is to render such opinion and reasonably concurred in by Duane, Morris & Heckscher), as a result of the Merger potentially failing to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under
Section 368(a) of the Code, then Zions Bancorp shall decrease the Cash Election Number to the minimum extent necessary to enable the relevant tax opinion or opinions, as the case may be, to be rendered.

                  (g) Exercise of Election.

                           (i) All Cash Elections, Stock Elections, and
Non-Elections shall be made on a form designed for that purpose by the Exchange Agent designated in section 3.5 of this Agreement (a "Form of Election") and mailed to holders of record of shares of Company Stock as of the record date for the meeting at which the shareholders of the Company meet to approve, ratify, and confirm the transactions contemplated by this Agreement or such other date as Zions Bancorp and the Company shall mutually agree (the "Election Form Record Date"). Zions Bancorp and the Company shall make available one or more Forms of Election as may be reasonably requested by all persons who become holders or beneficial owners of Company Stock between the Election Form Record Date and the close of business on the day prior to the Election Deadline.

                           (ii) Elections shall be made by holders of Company
Stock by mailing to the Exchange Agent a Form of Election. Any holder of Company Stock may allocate his or her Company Stock among Cash Election Shares, Stock Election Shares, and Non-Election Shares as he or she sees fit, that is, by electing to allocate all to one category or by dividing his or her Company Stock among more than one category, provided that if the sum of the shares of any holder as to which Cash Elections, Stock Elections, and Non-Elections are made exceed the total number of shares held by that holder, the Exchange Agent shall consider all the elections submitted by that holder to have been not properly made and, accordingly, subject to the procedures set forth in section 3.2(i).

                           (iii) To be effective, a Form of Election must be
properly completed, signed, and submitted to the Exchange Agent; and the Exchange Agent must also have received, no later than the Election Deadline, the certificates representing the shares of Company Stock as to which the election is being made (or an appropriate guarantee of delivery by an appropriate trust company in the United States or a member of a registered national securities exchange or the National Association of Securities Dealers, Inc.).

                           (iv) The Exchange Agent will have the discretion to
reasonably determine whether Forms of Election have been properly completed, signed, and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of the Exchange Agent in such matters shall be conclusive and binding. Zions Bancorp will not be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent, but the Exchange Agent shall use commercially reasonable efforts to notify a holder of any such defect.

                           (v) The Exchange Agent shall make all computations
contemplated by this Section 3.2, and all computations shall be conclusive and binding on the holders of Company Stock.

                  (h) Election Deadline. A Form of Election must be received by the Exchange Agent by the close of business on the tenth business day following the Closing Date (the "Election Deadline") in order to be effective. Any holder of Company Stock who has made an election by submitting a Form of Election to the Exchange Agent may at any time prior to the Election Deadline change his or her election by submitting a revised Form of Election, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline. Any holder of Company Stock may at any time prior to the Election Deadline revoke his or her election and withdraw his or her certificates deposited with the Exchange Agent by written notice to the Exchange Agent received by the close of business on the day prior to the Election Deadline. As soon as practicable after the Election Deadline, the Exchange Agent shall determine the allocation of the cash portion of the Merger Consideration and the stock portion of the Merger Consideration and shall notify Zions Bancorp of its determination.

                  (i) Deemed Non-Election. For the purposes hereof, a holder of Company Common Stock (including a holder of Dissenting Shares who shall have failed to perfect, or shall have effectively withdrawn or lost, his or her right to dissent from the Merger under the Appraisal Laws) who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline shall be deemed to have made a Non-Election. If the Exchange Agent shall determine that any purported Cash Election or Stock Election was not properly made, such purported Cash Election or Stock Election shall be deemed to be of no force and effect and the shareholder making such purported Cash Election or Stock Election shall for purposes hereof be deemed to have made a Non-Election.

           3.3. No Fractional Shares. Zions Bancorp will not issue fractional shares of Zions Bancorp Stock. In lieu of fractional shares of Zions Bancorp Stock, if any, each shareholder of the Company who is entitled to a fractional share of Zions Bancorp Stock shall receive an amount of cash equal to the product of such fraction times the Average Closing Price. Such fractional share interest shall not include the right to vote or to receive dividends or any interest thereon.

           3.4. Dividends; Interest. No shareholder of the Company will be entitled to receive dividends on his or her Zions Bancorp Stock until he or she exchanges his or her certificates representing Company Stock for Zions Bancorp Stock. Any dividends declared on Zions Bancorp Stock (which stock is to be delivered pursuant to this Agreement) to holders of record on or after the Effective Date shall be paid to the Exchange Agent (as designated in Section 3.5 of this Agreement) and, upon receipt of the certificates representing shares of Company Stock, the Exchange Agent shall forward to the former shareholders entitled to receive Zions Bancorp Stock (i) certificates representing their shares of Zions Bancorp Stock, (ii) dividends declared thereon subsequent to the Effective Date (without interest) and (iii) the cash value of any fractional shares determined in accordance with Section 3.3 hereof.

           3.5. Designation of Exchange Agent. The Company and Zions Bancorp hereby designate Zions Bank as Exchange Agent to effect the exchange contemplated hereby. Zions Bancorp will, promptly after the Election Deadline, issue and deliver to Zions Bank the share certificates representing shares of Zions Bancorp Stock and the cash to be paid to holders of Company Stock in accordance with this Agreement.

           3.6. Notice of Exchange. Promptly after the Effective Date, Zions Bank shall mail to each holder of one or more certificates formerly representing Company Stock, except to such holders as shall have waived the notice required by this Section 3.6, a notice specifying the Effective Date and notifying such holder to surrender his or her certificate or certificates to Zions Bank for exchange. Such notice shall be mailed to holders by regular mail at their addresses on the records of the Company.

           3.7. Treatment of Stock Options. Each stock option to purchase Company Common Stock not exercised prior to the Effective Date shall automatically be canceled on and as of the Effective Date.


                                   ARTICLE IV

           4.1. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counterparts have been signed by each of the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for the other counterpart.

           4.2. Section Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, government or political subdivision or agency or instrumentality thereof, association, unincorporated organization, or any other entity.

           4.3. Choice of Law and Venue. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof. The parties hereby designate Clark County, Nevada to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the State of Nevada. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

           4.4. Binding Agreement. This Agreement shall be binding upon the parties and their respective successors and assigns.

           4.5. Amendment. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement may be amended, supplemented, or interpreted at any time prior to the Effective Date by written instrument duly authorized and executed by each of the parties hereto, provided that this Agreement may not be amended after the action by shareholders of the Company in any respect that would prejudice the economic interests of such Company shareholders, or any of them, except as specifically provided herein or by like action of such shareholders.

           4.6. Termination. This Agreement shall terminate and be abandoned upon (i) termination of the Plan of Reorganization or (ii) the mutual consent of Zions Bancorp and the Company at any time prior to the Effective Date, and there shall be no liability on the part of either of the parties hereto (or any of their respective officers or directors) except to the extent provided in the Plan of Reorganization.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         ZIONS BANCORPORATION



Attest:_______________________           By:____________________________
           Dale M. Gibbons                      Harris H. Simmons
        Senior Vice President                     President and
            and Secretary                     Chief Executive Officer



                                         SUN STATE CAPITAL CORPORATION



Attest:_______________________           By:____________________________
                                                    John Dedolph
                                                   President and
                                              Chief Executive Officer

                                    )
State of Utah                       )
                                    )        ss.
County of Salt Lake                 )
                                    )

          On this ________ day of [____________], 1997, before me personally appeared Harris H. Simmons, to me known to be the President and Chief Executive Officer of Zions Bancorporation, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.





                                                  _____________________________
                                                           Notary Public

                                    )
State of Nevada                     )
                                    )        ss.
County of Clark                     )
                                    )

          On this ________ day of [____________], 1997, before me personally appeared John Dedolph, to me known to be the President and Chief Executive Officer of Sun State Capital Corporation, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.





                                                  ____________________________
                                                          Notary Public

                                   EXHIBIT II

                             BANK MERGER AGREEMENT

                               AGREEMENT OF MERGER


          This Agreement of Merger is made and entered into as of [_______________], 1997, between NEVADA STATE BANK ("NS Bank"), a banking corporation organized under the laws of the State of Nevada, and SUN STATE BANK ("SS Bank"), a banking corporation organized under the laws of the State of Nevada. NS Bank and SS Bank are hereinafter sometimes individually called a "Constituent Corporation" and collectively called the "Constituent Corporations."

                                    RECITALS

          NS Bank is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. As of [_______________], 1997, the authorized capital stock of NS Bank consisted of [__________] shares of Common Stock, no par value, of which [_______] shares were issued and outstanding; no shares of capital stock were held in its treasury on such date.

          SS Bank is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. As of [_______________], 1997, the authorized capital stock of SS Bank consisted of 400 shares of Common Stock, $12,500 par value (the "SS Bank Common Stock"), of which 258 shares were issued and outstanding; no shares of capital stock were held in its treasury on such date.

          NS Bank and SS Bank have entered into an Agreement and Plan of Reorganization, dated May 21, 1997 (the "Plan of Reorganization"), setting forth certain representations, warranties, and agreements in connection with the transactions therein and herein contemplated, which contemplates the merger of SS Bank with and into NS Bank (the "Merger") in accordance with this Agreement of Merger (the "Agreement").

          The Boards of Directors of each of NS Bank and SS Bank deem the Merger advisable and in the best interests of each banking corporation and its stockholders. The Boards of Directors of each of NS Bank and SS Bank, by resolutions duly adopted, have approved the Plan of Reorganization. The Boards of Directors of each of NS Bank and SS Bank, by resolutions duly adopted, have approved this Agreement. The Boards of Directors of each of NS Bank and SS Bank have directed that this Agreement, and authorization for the transactions contemplated hereby, be submitted to stockholders of SS Bank for approval.

          At the Effective Date (as defined in Section 1.1 below) shares of SS Bank Common Stock shall be canceled as provided herein.

          In consideration of the premises and the mutual covenants and agreements herein contained and subject to the terms and conditions of the Agreement, the parties hereto hereby covenant and agree as follows:


                                    ARTICLE I

          1.1. Merger of SS Bank into NS Bank. SS Bank shall be merged with and into NS Bank on the date and at the time to be specified in the Articles of Merger to be filed with the Secretary of State of the State of Nevada pursuant to section 92A.200 of the Nevada General Corporation Law (such date and time being referred to herein as the "Effective Date").

          1.2. Effect of the Merger. At the Effective Date:

                  (a) SS Bank and NS Bank shall be a single banking corporation, which shall be NS Bank. NS Bank is hereby designated as the surviving corporation in the Merger and is hereinafter sometimes called the "Surviving Corporation."

                  (b) The separate existence of SS Bank shall cease.

                  (c) The Surviving Corporation shall have all the rights, privileges, immunities, and powers and shall assume and be subject to all the duties and liabilities of a corporation organized under the Nevada General Corporation Law.

                  (d) The Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest of and belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger.

                  (e) The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. The Surviving Corporation expressly assumes and agrees to perform all of the liabilities and obligations of SS Bank. Neither the rights of creditors nor any liens upon the property of either Constituent Corporation shall be impaired by the Merger.

                  (f) The Articles of Incorporation of NS Bank as they exist immediately prior to the Effective Date shall be the Articles of Incorporation of the Surviving Corporation until later amended pursuant to Nevada law.

                  (g) At the Effective Date and until surrendered for exchange and payment, each outstanding stock certificate which, prior to the Effective Date, represents shares of SS Bank Common Stock shall, without further action, cease to be an issued and existing share.

          1.3. Acts to Carry Out This Merger Plan.

                  (a) SS Bank and its proper officers and directors shall and will do all such acts and things as may be necessary or proper to vest, perfect, or confirm title to such property or rights in NS Bank and otherwise to carry out the purposes of this Agreement.

                  (b) If, at any time after the Effective Date, NS Bank shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect, or confirm, of record or otherwise, in NS Bank its right, title, or interest in or under any of the rights, properties, or assets of SS Bank acquired or to be acquired by NS Bank as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, SS Bank and its proper officers and directors shall be deemed to have granted to NS Bank an irrevocable power of attorney to execute and deliver all such proper deeds, assignments, and assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of such rights, properties, or assets in NS Bank and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of NS Bank are fully authorized in the name of SS Bank or otherwise to take any and all such action.

          1.4. Approvals. This Agreement is subject to the approvals of the Commissioner of Financial Institutions of the State of Nevada and of the Federal Deposit Insurance Corporation and to the approval of the shareholders of the Constituent Banks, in accordance with applicable law.


                                   ARTICLE II

          2.1. Capitalization. The authorized shares of capital stock of NS Bank as of the Effective Date shall be [__________] shares of Common Stock, par value $[_____] per share..

          2.2. By-Laws. The By-Laws of NS Bank as they exist immediately prior to the Effective Date shall be the By-Laws of NS Bank until later amended pursuant to Nevada law.


                                   ARTICLE III

          3.1. Cancellation of Shares. At the Effective Date, the currently outstanding [______] shares of common stock of NS Bank, each of $[______] par value, will remain outstanding as shares of the $[______] par value common stock of the Surviving Corporation, and the holders of such stock shall retain their present rights. At the Effective Time, each share of SS Bank Common Stock outstanding shall be canceled.

          3.2. Treatment of Stock Options. Each stock option to purchase capital stock of SS Bank shall automatically be canceled on and as of the Effective Date.


                                   ARTICLE IV

          4.1. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counterparts have been signed by each of the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for the other counterpart.

          4.2. Section Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, government or political subdivision or agency or instrumentality thereof, association, unincorporated organization, or any other entity.

          4.3. Choice of Law and Venue. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof. The parties hereby designate Clark County, Nevada to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the State of Nevada. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

          4.4. Binding Agreement. This Agreement shall be binding upon the parties and their respective successors and assigns.

          4.5. Amendment. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement may be amended, supplemented, or interpreted at any time prior to the Effective Date by written instrument duly authorized and executed by each of the parties hereto.

          4.6. Termination. This Agreement shall terminate and be abandoned upon
(i) termination of the Plan of Reorganization or (ii) the mutual consent of NS Bank and SS Bank at any time prior to the Effective Date, and there shall be no liability on the part of either of the parties hereto (or any of their respective officers or directors) except to the extent provided in the Plan of Reorganization.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                  NEVADA STATE BANK



Attest:__________________________                 By:__________________________
           Gordon E. Bywater                           George B. Hofmann III
          Senior Vice President                            President and
              and Secretary                            Chief Executive Officer



                                                  SUN STATE BANK



Attest:__________________________                 By:___________________________
                                                             John Dedolph
                                                             President and
                                                       Chief Executive Officer

                                    )
State of Nevada                     )
                                    )        ss.
County of Clark                     )
                                    )

          On this ________ day of [____________], 1997, before me personally appeared George B. Hofmann III, to me known to be the President and Chief Executive Officer of Nevada State Bank, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.




                                             _______________________________
                                                      Notary Public

                                    )
State of Nevada                     )
                                    )        ss.
County of Clark                     )
                                    )

          On this ________ day of [____________], 1997, before me personally appeared John Dedolph, to me known to be the President and Chief Executive Officer of Sun State Bank, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.




                                            _____________________________
                                                     Notary Public

                                   EXHIBIT III

                                VOTING AGREEMENT

                                  May 21, 1997


Zions Bancorporation
One South Main Street, Suite 1380
Salt Lake City, Utah  84111

Mesdames and Gentlemen:

         The undersigned understands that Zions Bancorporation ("Zions Bancorp") is about to enter into an Agreement and Plan of Reorganization with Sun State Capital Corporation (the "Company") (the "Agreement"). The Agreement provides for the merger of the Company with and into Zions Bancorp (the "Merger") and the conversion of outstanding shares of Company Stock into Zions Bancorp Common Stock and cash in accordance with the formula therein set forth.

         In order to induce Zions Bancorp to enter into the Agreement, and intending to be legally bound hereby, the undersigned, subject to the conditions hereinafter stated, represents, warrants, and agrees that at the Company Shareholders' Meeting contemplated by Section 4.1 of the Agreement and Plan of Reorganization (the "Meeting"), and any adjournment thereof, the undersigned will, in person or by proxy, vote or cause to be voted in favor of the Agreement and the Merger the shares of Company Common Stock beneficially owned by the undersigned individually or, to the extent of the undersigned's proportionate voting interest, jointly with other persons, as well as, to the extent of the undersigned's proportionate voting interest, any other shares of Company Common Stock over which the undersigned may hereafter acquire beneficial ownership in such capacities (collectively, the "Shares"). Subject to the final paragraph of this agreement, the undersigned further agrees that he will use his best efforts to cause any other shares of Company Common Stock over which he has or shares voting power to be voted in favor of the Agreement and the Merger.

         The undersigned further represents, warrants, and agrees that beginning upon the authorization and execution of the Agreement by the Company until the earlier of (i) the consummation of the Merger or (ii) the termination of the Agreement in accordance with its terms, the undersigned will not, directly or indirectly:

         (a) vote any of the Shares, or cause or permit any of the Shares to be voted, in favor of any other sale of control, merger, consolidation, plan of liquidation, sale of assets, reclassification, or other transaction involving the Company or any of its subsidiaries which would have the effect of assisting or facilitating the acquisition of control by any person other than Zions Bancorp or an affiliate thereof over the Company or any substantial portion of its assets or assisting or facilitating the acquisition of control by any person other than Zions Bancorp or an affiliate, or the Company or a wholly-owned subsidiary of the Company, of any subsidiary of the Company or any substantial portion of its assets. As used herein, the term "control" means (1) the ability to direct the

Zions Bancorporation
May 21, 1997
Page 2



voting of 10% or more of the outstanding voting securities of a person having ordinary voting power in the election of directors or in the election of any other body having similar functions or (2) the ability to direct the management and policies of a person, whether through ownership of securities, through any contract, arrangement, or understanding or otherwise.

         (b) voluntarily sell or otherwise transfer any of the Shares, or cause or permit any of the Shares to be sold or otherwise transferred (i) pursuant to any tender offer, exchange offer, or similar proposal made by any person other than Zions Bancorp or an affiliate thereof, (ii) to any person seeking to obtain control (as the term "control" is defined in paragraph (a), above) of the Company, any of its subsidiaries or any substantial portion of the assets of the Company or any subsidiary thereof or to any other person (other than Zions Bancorp or an affiliate thereof) under circumstances where such sale or transfer may reasonably be expected to assist a person seeking to obtain such control,
(iii) for the purpose of avoiding the obligations of the undersigned under this agreement, or (iv) to any transferee unless such transferee expressly agrees in writing to be bound by the terms of this agreement in all events.

         It is understood and agreed that this agreement relates solely to the capacity of the undersigned as a shareholder or other beneficial owner of the Shares and does not prohibit the undersigned, if a member of the Board of Directors of the Company or a member of the Board of Directors of Sun State Bank, from acting, in his or her capacity as a director, as the undersigned may determine to be appropriate in light of the obligations of the undersigned as a director. It is further understood and agreed that the term "Shares" shall not include any securities beneficially owned by the undersigned as a trustee or fiduciary for another, and that this agreement is not in any way intended to affect the exercise by the undersigned of the undersigned's fiduciary responsibility in respect of any such securities.

                                                     Very truly yours,


                                                     __________________________

Accepted and Agreed to:
ZIONS BANCORPORATION


By:____________________________

Title:_________________________

Zions Bancorporation
May 21, 1997
Page 3




Name of Shareholder:


             Shares of Common Stock of Sun State Capital Corporation
                               Beneficially Owned
                               As of May 21, 1997


    Name(s) of                                             Number of
 Record Owner(s)          Beneficial Ownership 1             Shares
 ---------------          ----------------------             ------















_______________

1 For purposes of this Agreement, shares are beneficially owned by the shareholder named above if held in any capacity other than a fiduciary capacity (other than a revocable living trust) and if the shareholder named above has the power (alone or, in the case of shares held jointly with his or her spouse, together with his or her spouse) to direct the voting of such shares.

                                                                    EXHIBIT IV

               OPINION OF ROTHGERBER, APPEL, POWERS & JOHNSON LLP

                          [____________________], 1997



Zions Bancorporation
One South Main Street, Suite 1380
Salt Lake City, Utah  84111

Nevada State Bank
201 East Fourth Street
Las Vegas, Nevada  89101-5716

         Re: Merger of Sun State Capital Corporation With Zions Bancorporation, In Exchange for Stock of Zions
                  Bancorporation and Cash; Merger of Sun State Bank With Nevada State Bank

Mesdames and Gentlemen:

         We are special counsel to Sun State Capital Corporation, a corporation organized under the laws of the State of Nevada with its head office located at Las Vegas, County of Clark, State of Nevada ("the Company"), and its wholly-owned subsidiary, Sun State Bank, a banking corporation organized under the laws of the State of Nevada with its head office located at Las Vegas, County of Clark, State of Nevada ("SS Bank"), in connection with the merger (the "Merger") of the Company with and into Zions Bancorporation, a corporation organized under the laws of the State of Utah with its head office located at Salt Lake City, County of Salt Lake, State of Utah ("Zions Bancorp") in exchange for which shareholders of the Company will receive shares of the common stock of Zions Bancorp and cash pursuant to an Agreement and Plan of Reorganization dated May 21, 1997 (the "Agreement") and an Agreement of Merger dated as of [____________], 1997 (the "Merger Agreement"), and in connection with the merger (the "Bank Merger") of SS Bank with and into Nevada State Bank, a banking corporation organized under the laws of the State of Nevada with its head office located at Las Vegas, County of Clark, State of Nevada and a wholly-owned subsidiary of Zions Bancorp ("NS Bank") pursuant to the Agreement and an Agreement of Merger dated as of [____________], 1997 (the "Bank Merger Agreement") (the Agreement, the Merger Agreement, and the Bank Merger Agreement to be referred to collectively as the "Agreements").

         This opinion is provided to you pursuant to Section 4.3 of the Agreement.

Zions Bancorporation
Nevada State Bank
[____________________], 1997
Page 2



         In our capacity as special counsel, we have participated in the preparation of a Registration Statement filed with the Securities and Exchange Commission on Form S-4 covering the shares of Zions Bancorp stock to be issued in connection with the Merger (the "Registration Statement") including the Prospectus/Proxy Statement for the shareholders of the Company (the "Prospectus/Proxy Statement"). In addition, in rendering the opinions that follow, we have examined executed copies of the Agreements and the exhibits and schedules appended thereto; the articles of incorporation and by-laws of the Company and SS Bank; the minutes of certain meetings of the board of directors of the Company and SS Bank; and such other corporate documents and corporate records of the Company and SS Bank as we have deemed necessary or appropriate for the purpose of rendering the following opinions. In addition, we have interviewed officers of the Company and SS Bank and undertaken and performed such other procedures as we have deemed necessary or appropriate for the purpose of rendering the following opinions. In these regards, we have examined and relied upon representations of Zions Bancorp and NS Bank contained in the Agreements, and, where we have deemed appropriate, representations or certifications of officers or public officials.

         We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties other than the Company and SS Bank had the corporate power and authority to enter into and perform all obligations thereunder and, as to such parties other than the Company and SS Bank, we have also assumed the execution and delivery of such documents and the validity and binding effect and enforceability thereof. We have also assumed that the Agreements have not been otherwise amended by oral or written agreement or by conduct of the parties thereto. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof.

         Based on the foregoing, and solely in reliance thereon, we are of the opinion that:

         (a) Organization, Powers and Qualifications.

                  (i) The Company is a corporation which is duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. All outstanding shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid and non-assessable.

Zions Bancorporation
Nevada State Bank
[____________________], 1997
Page 3


                  (ii) SS Bank is duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted. The deposit accounts of SS Bank are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC") and, to the best of our knowledge, no proceedings for the termination of such insurance are pending or threatened. All outstanding shares of capital stock of SS Bank have been duly and validly authorized and issued and are fully paid and non-assessable. All shares of SS Bank held of record by the Company are owned directly by the Company free and clear of any adverse claims.

         (b) Execution and Performance of Agreements. Each of the Company and SS Bank has the corporate power and authority to execute, deliver, and perform each of the Agreements to which it is a party and to carry out the terms thereof and the transactions contemplated thereby.

         (c) Absence of Violations. To the best of our knowledge, neither the Company nor SS Bank is in violation of its articles of incorporation or its bylaws, or any law, regulation, ordinance, order, or restriction imposed by the United States, any state, municipality, or other political subdivision or agency thereof, or any order of any court or other competent tribunal having jurisdiction over it in respect of the conduct of its business or the ownership of its properties, which, either individually or in the aggregate with all such other violations, would materially and adversely affect the business, operations, or condition (financial or otherwise) of the Company or SS Bank or the observance or performance by the Company or SS Bank of the terms of any of the Agreements to which it is a party.

         (d) Compliance with Corporate Documents and Agreements. Neither the execution, delivery, or performance by either the Company or SS Bank of any of the Agreements to which it is a party nor the consummation of the transactions contemplated therein will violate, conflict with, constitute a breach of or default under the respective articles of incorporation or by-laws of the Company or SS Bank, or any agreement or instrument to which the Company or SS Bank is a party (or which is binding on either of them or its assets) or by which the Company or SS Bank is bound, and will not result in the creation of any lien on, or security interest in, any of the assets of either of them.

         (e) Binding Obligations; Due Authorization. Each of the Agreements to which it is a party has been duly authorized by all necessary corporate action on the part of each of the Company and SS Bank, has been duly executed and delivered by each of the Company and SS Bank, and constitutes a valid, legal, and binding obligation of the Company and SS Bank, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, or similar laws or judicial decisions relating to or affecting creditors' rights generally or the rights of creditors, or of the FDIC as insurer, regulator, conservator,

Zions Bancorporation
Nevada State Bank
[___________________], 1997
Page 4


or receiver, of banks or savings associations the accounts of which are insured by the FDIC in particular, or by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) as to whose availability we express no opinion. No other corporate proceedings on the part of either the Company or SS Bank are necessary to authorize any of the Agreements to which it is a party or the carrying out of the transactions contemplated thereby.

         (f) Absence of Default. Except for those consents (including, but not limited to, approvals, licenses, registrations, or declarations) that have been obtained, the execution and delivery by the Company and SS Bank of each of the Agreements to which it is a party and consummation of the transactions contemplated thereby do not require the approval or consent of any governmental authority or third party. The execution and delivery by the Company and SS Bank of each of the Agreements to which it is a party, the consummation of the transactions contemplated thereby, and the compliance with and fulfillment of the terms thereof by the Company and SS Bank will not require any authorization, consent, approval, or exemption by any person which has not been obtained or any notice or filing which has not been given or done.

         (g) Compliance with Securities Laws. The Prospectus/Proxy Statement complies on its face as to form in all material respects with the requirements of the federal securities laws and published rules and regulations of the Securities and Exchange Commission as of the date thereof.

         In connection with our participation in the preparation of the Prospectus/Proxy Statement, we have not independently verified the accuracy, completeness, or fairness of the statements contained therein or of documents incorporated by reference therein, and we make no representation to you as to the accuracy or completeness of statements of fact contained or incorporated by reference in the Prospectus/Proxy Statement or the Registration Statement. Nothing, however, has come to our attention that would lead us to believe that the Prospectus/Proxy Statement as of its issue date or the date hereof, or the Registration Statement as of the effective date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which we make no statement) or that any event has occurred which should have been set forth in an amendment or supplement to the Prospectus/Proxy Statement or Registration Statement which has not been set forth in such amendment or supplement.

         This opinion is given to you for your sole benefit in connection with the transactions contemplated in the Agreements, and no other person or entity is entitled to rely thereon, nor may copies be delivered or furnished to any other party, nor may all or portions of this opinion be quoted, circulated, or referred to in any other document without our prior written consent.



                                             Very truly yours,

                                                                     EXHIBIT V




                OPINION OF COMPANY AND SS BANK LITIGATION COUNSEL

                          [____________________], 1997



Zions Bancorporation
One South Main Street, Suite 1380
Salt Lake City, Utah  84111

Nevada State Bank
201 East Fourth Street
Las Vegas, Nevada  89101-5716

         Re: Merger of Sun State Capital Corporation With Zions Bancorporation, In Exchange for Stock of Zions Bancorporation and Cash; Merger of Sun State Bank With Nevada State Bank

Mesdames and Gentlemen:

         We are special counsel to Sun State Capital Corporation, a corporation organized under the laws of the State of Nevada with its head office located at Las Vegas, County of Clark, State of Nevada ("the Company"), and its wholly-owned subsidiary, Sun State Bank, a banking corporation organized under the laws of the State of Nevada with its head office located at Las Vegas, County of Clark, State of Nevada ("SS Bank"), in connection with the merger (the "Merger") of the Company with and into Zions Bancorporation, a corporation organized under the laws of the State of Utah with its head office located at Salt Lake City, County of Salt Lake, State of Utah ("Zions Bancorp") in exchange for which shareholders of the Company will receive shares of the common stock of Zions Bancorp and cash pursuant to an Agreement and Plan of Reorganization dated May 21, 1997 (the "Agreement") and an Agreement of Merger dated as of [____________], 1997 (the "Merger Agreement"), and in connection with the merger (the "Bank Merger") of SS Bank with and into Nevada State Bank, a banking corporation organized under the laws of the State of Nevada with its head office located at Las Vegas, County of Clark, State of Nevada and a wholly-owned subsidiary of Zions Bancorp ("NS Bank") pursuant to the Agreement and an Agreement of Merger dated as of [____________], 1997 (the "Bank Merger Agreement") (the Agreement, the Merger Agreement, and the Bank Merger Agreement to be referred to collectively as the "Agreements").
We have been requested by the Company and SS Bank to furnish to you our opinion pursuant to Section 4.4 of the Agreement.

Zions Bancorporation
Nevada State Bank
[____________________], 1997
Page 2


         In rendering the opinion that follows, we have examined the Agreements and such other documents and records as we have deemed necessary or appropriate for the purpose of rendering the following opinion. In addition, we have interviewed officers of the Company and SS Bank and undertaken and performed such other procedures as we have deemed necessary or appropriate for the purpose of rendering the following opinion. In these regards, we have examined and relied upon representations of Zions Bancorp and NS Bank contained in the Agreements, and, where we have deemed appropriate, representations or certifications of officers or public officials.

         We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. We have also assumed that the Agreements have not been otherwise amended by oral or written agreement or by conduct of the parties thereto. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof.

         Based on the foregoing, and solely in reliance thereon, we are of the opinion that: (a) there is no action, suit, or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or threatened, against the Company or SS Bank which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, or business prospects of the Company or SS Bank, or which might materially and adversely affect the properties or assets thereof or which might prevent, hinder or delay the consummation of the transactions contemplated in the Agreements; and (b) all pending legal or governmental proceedings to which the Company or SS Bank is a party or to which any of its property or assets is the subject, including ordinary routine litigation incidental to its business, are, considered in the aggregate, not material.

         This opinion is given to you for your sole benefit in connection with the transactions contemplated in the Agreements, and no other person or entity is entitled to rely thereon, nor may copies be delivered or furnished to any other party, nor may all or portions of this opinion be quoted, circulated, or referred to in any other document without our prior written consent.

                                                     Very truly yours,

                                                                     EXHIBIT VI



                              EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (the "Agreement") made and entered into this [___] day of [__________], 1997, by and between JOHN DEDOLPH ("Executive") and NEVADA STATE BANK, a Nevada banking corporation, having its principal office in Las Vegas, Nevada ("NS Bank")

                          W I T N E S S E T H  T H A T :

         WHEREAS, the Agreement and Plan of Reorganization (the "Plan") dated as of May 21, 1997, by and between Zions Bancorporation ("Zions Bancorp"), NS Bank, Sun State Capital Corporation ("the Company"), and Sun State Bank, provides that the Company will be merged into Zions Bancorp and that Sun State Bank will be merged with and into NS Bank;

         WHEREAS, Executive is the President and Chief Executive Officer of each of the Company and SS Bank;

         WHEREAS, NS Bank desires to secure the employment of Executive upon consummation of the transactions contemplated in the Plan;

         WHEREAS, Executive is desirous of entering into the Agreement for such periods and upon the terms and conditions set forth herein; and

         WHEREAS, to assist in achieving the objectives of the transactions described in the Plan, section 4.11 of the Plan contemplates that Executive will enter into an employment agreement as a condition to the consummation of the transactions described therein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the parties agree as follows:

         1.       Employment; Responsibilities and Duties.

         (a) NS Bank hereby agrees to employ Executive, and Executive hereby agrees to serve as [______________________________] of NS Bank during the Term of Employment. Executive shall have such duties, responsibilities, and authority of an executive nature as shall be set forth in the bylaws of NS Bank on the date of this Agreement or as may otherwise be determined by NS Bank.

         (b) Executive shall devote his full working time and best efforts to the performance of his responsibilities and duties hereunder. During the Term of Employment, Executive shall not, without the prior written consent of the Board of Directors of NS Bank, render services as an employee, independent contractor, or otherwise, whether or not compensated, to any person or entity other than NS Bank or its affiliates; provided that Executive may, where involvement in such activities does not individually or in the aggregate significantly interfere with the performance by Executive of his duties or violate the provisions of section 4 hereof, (i) render services to charitable organizations, (ii) manage his personal investments, and (iii) with the prior permission of the Board of Directors of NS Bank, hold such other directorships or part-time academic appointments or have such other business affiliations as would otherwise be prohibited under this section 1.

         2. Term of Employment.

         (a) The term of this Agreement ("Term of Employment") shall be the period commencing on the date hereof (the "Commencement Date") and continuing until the Termination Date, which shall mean the earliest to occur of:

                  (i) December 31, 1999, unless the Term of Employment shall be extended by mutual written agreement of Executive and NS Bank;

                  (ii) the death of Executive;

                  (iii) Executive's inability to perform his duties hereunder, as a result of physical or mental disability as reasonably determined by the personal physician of Executive, for a period of at least 180 consecutive days or for at least 180 days during any period of twelve consecutive months during the Term of Employment; or

                  (iv) the discharge of Executive by NS Bank "for cause," which shall mean one or more of the following:

                           (A) any willful or gross misconduct by Executive with
respect to the business and affairs of NS Bank, or with respect to any of their affiliates for which Executive is assigned material responsibilities or duties;

                           (B) the conviction of Executive of a felony (after
the earlier of the expiration of any applicable appeal period without perfection of an appeal by Executive or the denial of any appeal as to which no further appeal or review is available to Executive) whether or not committed in the course of his employment by NS Bank;

                           (C) Executive's willful neglect, failure, or refusal
to carry out his duties hereunder in a reasonable manner; or

                           (D) the breach by Executive of any representation or
warranty in section 6(a) hereof or of any agreement contained in section 1, 4, 5, or 6(b) hereof, which breach is material and adverse to NS Bank or any of its affiliates for which Executive is assigned material responsibilities or duties; or

                  (v) Executive's resignation from his position as [___________________] of NS Bank; or

                  (vi) the termination of Executive's employment by NS Bank "without cause," which shall be for any reason other than those set forth in subsections (i), (ii), (iii), or (iv) of this section 2(a), at any time, upon the thirtieth day following notice to Executive.

         (b) In the event that the Term of Employment shall be terminated for any reason other than that set forth in section 2(a)(vi) hereof, Executive shall be entitled to receive, upon the occurrence of any such event:

                  (i) any salary (as hereinafter defined) payable pursuant to section 3(a)(i) hereof which shall have accrued as of the Termination Date; and

                  (ii) such rights as Executive shall have accrued as of the Termination Date under the terms of any plans or arrangements in which he participates pursuant to sections 3(b) or (c) hereof, any right to reimbursement for expenses accrued as of the Termination Date payable pursuant to section 3(h) hereof, and the right to receive the cash equivalent of paid annual leave and sick leave accrued as of the Termination Date pursuant to section 3(e) hereof.

         (c) In the event that the Term of Employment shall be terminated for the reason set forth in section 2(a)(vi) hereof, Executive shall be entitled to receive:

                  (i) for the period commencing on the date immediately following the Termination Date and ending upon and including the second anniversary of the Commencement Date, salary payable at the rate established pursuant to section 3(a)(i) hereof for the year in which the Termination Date occurs, in a manner consistent with the normal payroll practices of NS Bank with respect to executive personnel as presently in effect or as they may be modified by NS Bank from time to time; and

                  (ii) such rights as Executive may have accrued as of the Termination Date under the terms of any plans or arrangements in which he participates pursuant to sections 3(b) or (c) hereof, any right to reimbursement for expenses accrued as of the Termination Date payable pursuant to section 3(h) hereof, and the right to receive the cash equivalent of paid annual leave and sick leave accrued as of the Termination Date pursuant to section 3(e) hereof.

         3. Compensation. For the services to be performed by Executive for NS Bank under this Agreement, Executive shall be compensated in the following manner:

         (a) Salary and Bonus.

                  (i) Salary. During the Term of Employment NS Bank shall pay Executive a salary, the amount of which shall be reviewed at least annually, but which in any event shall not be less than the aggregate salary paid to Executive by SS Bank as of December 31, 1996. Salary shall be payable in accordance with the normal payroll practices of NS Bank with respect to executive personnel as presently in effect or as they may be modified by NS Bank from time to time.

                  (ii) Discretionary Bonuses. During the Term of Employment and beginning with respect to the calendar year ending as of December 31, 1997, Executive shall be considered annually by the Executive Compensation Committee of the Board of Directors of Zions Bancorp for a discretionary bonus payment by NS Bank made in accordance with the compensation policies of Zions Bancorp as presently in effect or as they may be modified by Zions Bancorp from time to time.

         (b) Value-Sharing Plan and Incentive Stock Option Plan. During the Term of Employment, Executive shall be entitled to receive units of participation under the Value-Sharing Plan and stock options under the Incentive Stock Option Plan of Zions Bancorp, as each is in effect as of the Commencement Date or as may be modified by Zions Bancorp from time to time, in such amounts and upon such terms as may be prescribed by the Executive Compensation Committee of the Board of Directors of Zions Bancorp at its sole discretion.

         (c) Employee Benefit Plans or Arrangements. During the Term of Employment, subject to the following sentence, Executive shall be entitled to participate in all employee benefit plans of Zions Bancorp, as presently in effect or as they may be modified by Zions Bancorp from time to time, under such terms as may be applicable to officers of Executive's rank employed by Zions Bancorp or its subsidiaries, including, without limitation, plans providing retirement benefits, medical insurance, life insurance, disability insurance, and accidental death or dismemberment insurance.

         (d) Vacation and Sick Leave. During the Term of Employment, Executive shall be entitled to paid annual vacation periods and sick leave in accordance with the policies of Zions Bancorp as in effect as of the Commencement Date or as may be modified by Zions Bancorp from time to time as may be applicable to officers of Executive's rank employed by Zions Bancorp or its subsidiaries, but in no event less than that provided to Executive by SS Bank at December 31, 1996.

         (e) Withholding. All compensation to be paid to Executive hereunder shall be subject to required withholding and other taxes.

         (f) Expenses. During the Term of Employment, Executive shall be reimbursed for reasonable travel and other expenses incurred or paid by Executive in connection with the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as may from time to time be requested, in accordance with such policies of Zions Bancorp as are in effect as of the Commencement Date and as may be modified by Zions Bancorp from time to time, under such terms as may be applicable to officers of Executive's rank employed by Zions Bancorp or its subsidiaries.

         4. Confidential Business Information; Non-Competition.

         (a) Executive acknowledges that certain business methods, creative techniques, and technical data of Zions Bancorp and NS Bank and their affiliates and the like are deemed by Zions Bancorp and NS Bank to be and are in fact confidential business information either of Zions Bancorp or NS Bank or their affiliates or are entrusted to third parties. Such confidential information includes but is not limited to procedures, methods, sales relationships developed while in the service of Zions Bancorp or NS Bank or their affiliates, knowledge of customers and their requirements, marketing plans, marketing information, studies, forecasts, and surveys, competitive analyses, mailing and marketing lists, new business proposals, lists of vendors, consultants, and other persons who render service or provide material to Zions Bancorp or NS Bank or their affiliates, and compositions, ideas, plans, and methods belonging to or related to the affairs of Zions Bancorp or NS Bank or their affiliates. In this regard, each of Zions Bancorp and NS Bank asserts proprietary rights in all of its business information and that of NS Bank and that of their affiliates except for such information as is clearly in the public domain. Notwithstanding the foregoing, information that would be generally known or available to persons skilled in Executive's fields shall be considered to be "clearly in the public domain" for the purposes of the preceding sentence. Executive agrees that he will not disclose or divulge to any third party, except as may be required by his duties hereunder, by law, regulation, or order of a court or government authority, or as directed by Zions Bancorp or NS Bank, nor shall he use to the detriment of Zions Bancorp or NS Bank or their affiliates or use in any business or on behalf of any business competitive with or substantially similar to any business of Zions Bancorp or NS Bank or their affiliates, any confidential business information obtained during the course of his employment by NS Bank. The foregoing shall not be construed as restricting Executive from disclosing such information to the employees of NS Bank or its affiliates.

         (b) Executive hereby agrees that from the Commencement Date until the fifth anniversary of the Commencement Date, Executive will not (i) engage in the banking business other than on behalf of NS Bank or its affiliates within the Designated Area (as hereinafter defined), (ii) directly or indirectly own, manage, operate, control, be employed by, or provide management or consulting services in any capacity to any firm, corporation, or other entity (other than NS Bank or its affiliates) engaged in the banking business in the Designated Area, or (iii) directly or indirectly solicit or otherwise intentionally cause any employee, officer, or member of the respective Boards of Directors of NS Bank or Zions Bancorp or any of their affiliates to engage in any action prohibited under (i) or (ii) of this section 4(b); provided that the ownership by Executive as an investor of not more than five percent of the outstanding shares of stock of any corporation whose stock is listed for trading on any securities exchange or is quoted on the automated quotation system of the National Association of Securities Dealers, Inc., or the shares of any investment company as defined in section 3 of the Investment Company Act of 1940, as amended, shall not in itself constitute a violation of Executive's obligations under this section 4(b).

         (c) Executive acknowledges and agrees that irreparable injury will result to NS Bank and Zions Bancorp in the event of a breach of any of the provisions of this section 4 (the "Designated Provisions") and that NS Bank and Zions Bancorp will have no adequate remedy at law with respect thereto. Accordingly, in the event of a material breach of any Designated Provision, and in addition to any other legal or equitable remedy NS Bank or Zions Bancorp may have, NS Bank and Zions Bancorp shall be entitled to the entry of a preliminary and permanent injunction (including, without limitation, specific performance) by a court of competent jurisdiction in Clark County, Nevada, to restrain the violation or breach thereof by Executive or any affiliates, agents, or any other persons acting for or with Executive in any capacity whatsoever, and Executive submits to the jurisdiction of such court in any such action.

         (d) It is the desire and intent of the parties that the provisions of this section 4 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this section 4 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, should any court determine that the provisions of this section 4 shall be unenforceable with respect to scope, duration, or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provide to NS Bank and Zions Bancorp, to the fullest extent permitted by applicable law, the benefits intended by this section 4.

         (e) As used herein, "Designated Area" shall mean the Nevada counties of Clark and Washoe.

         5. Life Insurance. In light of the unusual abilities and experience of Executive, NS Bank and Zions Bancorp in their discretion may apply for and procure as owner and for its own benefit insurance on the life of Executive, in such amount and in such form as NS Bank and Zions Bancorp may choose. NS Bank or Zions Bancorp shall make all payments for such insurance and shall receive all benefits from it. Executive shall have no interest whatsoever in any such policy or policies but, at the request of NS Bank or Zions Bancorp, shall submit to medical examinations and supply such information and execute such documents as may reasonably be required by the insurance company or companies to which NS Bank or Zions Bancorp has applied for insurance.

         6. Representations and Warranties.

         (a) Executive represents and warrants to NS Bank that his execution, delivery, and performance of this Agreement will not result in or constitute a breach of or conflict with any term, covenant, condition, or provision of any commitment, contract, or other agreement or instrument, including, without limitation, any other employment agreement, to which Executive is or has been a party.

         (b) Executive shall indemnify, defend, and hold harmless NS Bank and Zions Bancorp for, from, and against any and all losses, claims, suits, damages, expenses, or liabilities, including court costs and counsel fees, which NS Bank or Zions Bancorp has incurred or to which NS Bank or Zions Bancorp may become subject, insofar as such losses, claims, suits, damages, expenses, liabilities, costs, or fees arise out of or are based upon any failure of any representation or warranty of Executive in section 6(a) hereof to be true and correct when made.

         7. Notices. All notices, consents, waivers, or other communications which are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be addressed to the appropriate address of each party as follows:

If to Zions Bancorp:

         Zions Bancorporation
         One South Main Street, Suite 1380
         Salt Lake City, Utah  84111

         Attention:        Mr. Harris H. Simmons
                           President and Chief Executive Officer

With a required copy to:

         Brian D. Alprin, Esq.
         Duane, Morris & Heckscher
         1667 K Street, N.W., Suite 700
         Washington, D.C.  20006

If to Executive:

           Mr. John Dedolph
           [___________________________]
           [___________________________]

All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.

         8. Assignment. Neither party may assign this Agreement or any rights or obligations hereunder without the consent of the other party.

         9. Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Nevada, without giving effect to the principles of conflict of law thereof. The parties hereby designate Clark County, Nevada, to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that he or it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the state of Nevada. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that he or it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

         10. Entire Agreement. This Agreement constitutes the entire understanding between NS Bank and Executive relating to the subject matter hereof. Any previous agreements or understandings between the parties hereto or between Executive and the Company or SS Bank regarding the subject matter hereof, including without limitation the terms and conditions of employment, compensation, benefits, retirement, competition following employment, and the like, are merged into and superseded by this Agreement. Neither this Agreement nor any provisions hereof can be modified, changed, discharged, or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge, or termination is sought.

         11. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever:

         (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and

         (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provisions held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

         12. Arbitration. Subject to the right of each party to seek specific performance (which right shall not be subject to arbitration), if a dispute arises out of or related to this Agreement, or the breach thereof, such dispute shall be referred to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A dispute subject to the provisions of this section will exist if either party notifies the other party in writing that a dispute subject to arbitration exists and states, with reasonable specificity, the issue subject to arbitration (the "Arbitration Notice"). The parties agree that, after the issuance of the Arbitration Notice, the parties will try in good faith to resolve the dispute by mediation in accordance with the Commercial Rules of Arbitration of AAA between the date of the issuance of the Arbitration Notice and the date the dispute is set for arbitration. If the dispute is not settled by the date set for arbitration, then any controversy or claim arising out of this Agreement or the breach hereof shall be resolved by binding arbitration and judgment upon any award rendered by arbitrator(s) may be entered in a court having jurisdiction. Any person serving as a mediator or arbitrator must have at least ten years' experience in resolving commercial disputes through arbitration. In the event any claim or dispute involves an amount in excess of $100,000, either party may request that the matter be heard by a panel of three arbitrators; otherwise all matters subject to arbitration shall be heard and resolved by a single arbitrator. The arbitrator shall have the same power to compel the attendance of witnesses and to order the production of documents or other materials and to enforce discovery as could be exercised by a United States District Court judge sitting in the District of Nevada. In the event of any arbitration, each party shall have a reasonable right to conduct discovery to the same extent permitted by the Federal Rules of Civil Procedure, provided that such discovery shall be concluded within ninety days after the date the matter is set for arbitration. Any provision in this Agreement to the contrary notwithstanding, this section shall be governed by the Federal Arbitration Act and the parties have entered into this Agreement pursuant to such Act.

         13. Costs of Litigation. In the event litigation is commenced to enforce any of the provisions hereof, or to obtain declaratory relief in connection with any of the provisions hereof, the prevailing party shall be entitled to recover reasonable attorney's fees. In the event this Agreement is asserted in any litigation as a defense to any liability, claim, demand, action, cause of action, or right asserted in such litigation, the party prevailing on the issue of that defense shall be entitled to recovery of reasonable attorney's fees.

         14. Affiliation. A company will be deemed to be "affiliated" with NS Bank or Zions Bancorp according to the definition of "Affiliate" set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

         15. Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereto executed or caused this Agreement to be executed as of the day and year first above written.

                                                 NEVADA STATE BANK



Attest:__________________________                By:___________________________
            Gordon E. Bywater                          George B. Hofmann III
          Senior Vice President                             President and
              and Secretary                           Chief Executive Officer

                                                 JOHN DEDOLPH



Witness:_________________________                ______________________________

                                                                    EXHIBIT VII


                      OPINION OF DUANE, MORRIS & HECKSCHER

                          [____________________], 1997



Sun State Capital Corporation
4240 West Flamingo Road
Las Vegas, Nevada  89126

Sun State Bank
4240 West Flamingo Road
Las Vegas, Nevada  89126

         Re: Merger of Sun State Capital Corporation With Zions Bancorporation, In Exchange for Stock of Zions Bancorporation and Cash; Merger of Sun State Bank With Nevada State Bank

Mesdames and Gentlemen:

         We are special counsel to Zions Bancorporation, a corporation organized under the laws of the State of Utah with its head office located at Salt Lake City, County of Salt Lake, State of Utah ("Zions Bancorp"), and its wholly-owned subsidiary, Nevada State Bank, a banking corporation organized under the laws of the State of Nevada with its head office located at Las Vegas, County of Clark, State of Nevada ("NS Bank"), in connection with the merger (the "Merger") of Sun State Capital Corporation, a corporation organized under the laws of the State of Nevada with its head office located at Las Vegas, County of Clark, State of Nevada (the "Company"), with and into Zions Bancorp in exchange for which shareholders of the Company will receive shares of the common stock of Zions Bancorp and cash pursuant to an Agreement and Plan of Reorganization dated May 21, 1997 (the "Agreement") and an Agreement of Merger dated as of [____________], 1997 (the "Merger Agreement"), and in connection with the merger (the "Bank Merger") of Sun State Bank, a banking corporation organized under the laws of the State of Nevada with its head office located at Las Vegas, County of Clark, State of Nevada and a wholly-owned subsidiary of the Company ("SS Bank"), with and into NS Bank pursuant to the Agreement and an Agreement of Merger dated as of [____________], 1997 (the "Bank Merger Agreement") (the Agreement, the Merger Agreement, and the Bank Merger Agreement to be referred to collectively as the "Agreements").

         This opinion is provided to you pursuant to Section 5.2 of the Agreement.

Sun State Capital Corporation
Sun State Bank
[____________________], 1997
Page 2


         In our capacity as special counsel, we have participated in the preparation of a Registration Statement filed with the Securities and Exchange Commission on Form S-4 covering the shares of Zions Bancorp stock to be issued in connection with the Merger (the "Registration Statement") including the Prospectus/Proxy Statement for the shareholders of the Company (the "Prospectus/Proxy Statement"). In addition, in rendering the opinions that follow, we have examined executed copies of the Agreements and the exhibits and schedules appended thereto; the articles of incorporation and by-laws of Zions Bancorp and NS Bank; the minutes of certain meetings of the board of directors of Zions Bancorp and NS Bank; and such other corporate documents and corporate records of Zions Bancorp and NS Bank as we have deemed necessary or appropriate for the purpose of rendering the following opinions. We have also examined documents dated (i) [________________], 1997 of the Federal Reserve Bank of San Francisco (the "Reserve Bank") approving the application of Zions Bancorp to merge with the Company and thereby acquire control of SS Bank; (ii) [________________], 1997 of the Commissioner of Financial Institutions of the State of Nevada approving the merger of the Company and Zions Bancorp and the merger of SS Bank with and into NS Bank; (iii) [_________________], 1997 of the Federal Deposit Insurance Corporation approving the application of NS Bank to merge with SS Bank; and (iv) [________________], 1997 of the Department of Financial Institutions of the State of Utah concurring in the opinion of Duane, Morris & Heckscher as special counsel to Zions Bancorp and NS Bank that the Merger is authorized for Zions Bancorp pursuant to Utah Code Ann. ss. 7-1-702(l) and that, by operation of Utah Code Ann. ss. 7-1-502, the approval of the Department of Financial Institutions of the State of Utah is not required prior to the consummation of the Merger. In addition, we have interviewed officers of Zions Bancorp and NS Bank and undertaken and performed such other procedures as we have deemed necessary or appropriate for the purpose of rendering the following opinions. In these regards, we have examined and relied upon representations of the Company and SS Bank contained in the Agreements, and, where we have deemed appropriate, representations or certifications of officers or public officials.

        We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties other than Zions Bancorp and NS Bank had the corporate power and authority to enter into and perform all obligations thereunder and, as to such parties other than Zions Bancorp and NS Bank, we have also assumed the execution and delivery of such documents and the validity and binding effect and enforceability thereof. We have also assumed that the Agreements have not been otherwise amended by oral or written agreement or by conduct of the parties thereto. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof. In rendering the opinion set forth in paragraph (e) hereof, we have assumed that neither the Company nor SS Bank is subject to any order or directive from, or memorandum of understanding or similar supervisory

Sun State Capital Corporation
Sun State Bank
[____________________], 1997
Page 3



agreement entered into with, any bank regulatory authority which would necessitate the receipt of approvals or consents from any such bank regulatory authority prior to consummation of the transactions contemplated in the Agreements other than those approvals and consents contemplated in the Agreement and Plan of Reorganization and those generally applicable to such transactions.

         Based on the foregoing, and solely in reliance thereon, we are of the opinion that:

         (a) Organization, Powers and Qualifications.

                  (i) Zions Bancorp is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of Utah and has the corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted.

                  (ii) NS Bank is a banking corporation which is duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted. The deposit accounts of NS Bank are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation and, to the best of our knowledge, no proceedings for the termination of such insurance are pending or threatened.

         (b) Execution and Performance of Agreements. Each of Zions Bancorp and NS Bank has the corporate power and authority to execute, deliver, and perform each of the Agreements to which it is a party and to carry out the terms thereof and the transactions contemplated thereby.

         (c) Compliance with Corporate Documents. Neither the execution, delivery, or performance by Zions Bancorp or NS Bank of the Agreements nor the consummation of the transactions contemplated therein will violate, conflict with, or constitute a breach of or default under the respective articles of incorporation or by-laws of Zions Bancorp or NS Bank.

         (d) Binding Obligations; Due Authorization. Each of the Agreements to which it is a party has been duly authorized by all necessary corporate action on the part of each of Zions Bancorp and NS Bank, has been duly executed and delivered by each of Zions Bancorp and NS Bank, and constitutes a valid, legal, and binding obligation of Zions Bancorp and NS Bank, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, or similar laws or judicial decisions relating to or affecting creditors' rights generally or the rights of creditors, or of the FDIC as insurer, regulator, conservator or receiver, of banks or savings associations the accounts of which are insured by the FDIC in particular, or by general equitable principles (regardless of whether

Sun State Capital Corporation
Sun State Bank
[____________________], 1997
Page 4

enforceability is considered in a proceeding in equity or at law) as to whose availability we express no opinion. No other corporate proceedings on the part of either Zions Bancorp or NS Bank are necessary to authorize any of the Agreements to which it is a party or the carrying out of the transactions contemplated thereby.

         (e) Regulatory Approvals. All approvals or waivers required to be obtained from the Reserve Bank, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Commissioner of Financial Institutions of the State of Nevada, and the Department of Financial Institutions of the State of Utah to consummate the transactions contemplated by the Agreement have been obtained. Except for those approvals or waivers, the execution and delivery by Zions Bancorp and NS Bank of each of the Agreements to which it is a party and consummation of the transactions contemplated thereby do not require the approval or consent of any bank or savings association regulatory authority.

         (f) Issuance of Zions Bancorp Common Stock. The shares of the Common Stock of Zions Bancorp, no par value, to be issued by Zions Bancorp pursuant to the Agreement and the Merger Agreement, when issued pursuant to and in accordance with the Agreement and the Merger Agreement, will be duly authorized and legally issued, fully paid, and non-assessable.

         (g) Compliance with Securities Laws.

                  (i) The Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), and, to the best of our knowledge, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act with respect to the Registration Statement.

                  (ii) The Registration Statement complies on its face as to form in all material respects with the requirements of the federal securities laws and published rules and regulations of the Securities and Exchange Commission as of the date thereof.

         In connection with our participation in the preparation of the Registration Statement, we have not independently verified the accuracy, completeness, or fairness of the statements contained therein or of documents incorporated by reference therein, and we make no representation to you as to the accuracy or completeness of statements of fact contained or incorporated by reference in the Registration Statement or the Prospectus/Proxy Statement. Nothing, however, has come to our attention that would lead us to believe that the Registration Statement as of the effective date or the date hereof, or the Prospectus/Proxy Statement as of the issue date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and schedules and other financial and statistical data included or incorporated by

Sun State Capital Corporation
Sun State Bank
[____________________], 1997
Page 5



reference therein, as to which we make no statement) or that any event has occurred which should have been set forth in an amendment or supplement to the Registration Statement or Prospectus/Proxy Statement and which has not been set forth in such amendment or supplement.

         This opinion is given to you for your sole benefit in connection with the transactions contemplated in the Agreements, and no other person or entity is entitled to rely thereon, nor may copies be delivered or furnished to any other party, nor may all or portions of this opinion be quoted, circulated, or referred to in any other document without our prior written consent.

                                                     Very truly yours,